UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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GLOBALSTAR, INC.
(Name of Registrant as Specified In Its Charter)

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Notice of Annual Meeting of Stockholders

Date June 27, 2023
Dear Stockholder:
It is my pleasure to invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Globalstar, Inc. (“we,” “us,” “Globalstar,” or the “Company”). The meeting will be held at our headquarters at 1351 Holiday Square Blvd., Covington, LA 70433 at 10:00 a.m. Central Time on June 27, 2023. At the meeting, shareholders will be asked to vote on the following matters:

Time 10:00 a.m. Central Time

Place 1351 Holiday Square Blvd., Covington, LA 70433	Elect James F. Lynch and Timothy E. Taylor as our two Class B Directors
Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023;
Approve, on an advisory basis, the compensation of our named executive officers;
Approve, on an advisory basis, the frequency with which shareholders will be provided an advisory vote on the compensation of our named executive officers; and
Approve the Company’s entry into the Guaranty of certain of the Company’s obligations under its Prepayment Agreements with an affiliate of the Thermo Companies, which is beneficially held by and under the control of James Monroe III, our Executive Chairman and controlling stockholder (“Thermo”). Only shareholders not affiliated with Thermo will be permitted to vote on this proposal.

Your vote is important.
To ensure that your shares are voted at the meeting, we encourage you to act promptly.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 27, 2023. The proxy statement and annual report are available at www.globalstar.com.

We may also consider any other matters that may properly be brought before the meeting.
We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish our proxy materials via the Internet. As a result, we are sending our stockholders a Notice of Internet Availability of Proxy Materials instead of paper copies of this proxy statement and our 2022 Annual Report. The Notice contains instructions on how to access and review those documents using the Internet. The Notice also instructs you on how to submit your proxy using the Internet or by phone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting them included in the Notice.
We look forward to seeing you at the meeting.
Sincerely,
James Monroe III
Executive Chairman of the Board
Covington, Louisiana
April 28, 2023

Annual Meeting and Other Information /
Annual Meeting and Other Information

Information About the Meeting, Voting and Attendance
We are providing you with this proxy statement and the related form of proxy because our Board of Directors (the “Board”) is soliciting your proxy to vote your stock at our Annual Meeting. At the Annual Meeting, stockholders will be asked to elect two Class B Directors; ratify the selection of Ernst & Young LLP ("EY") as our independent registered public accounting firm, approve, on an advisory basis, the compensation of our named executive officers; approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers; approve the Thermo Guaranty of our prepayment obligations; and consider any other matters that may properly be brought before the meeting. You are invited to attend the Annual Meeting, where you may vote your stock in person. However, whether or not you attend the Annual Meeting, you may vote by proxy as described on the next page.
Similar to previous years, we are furnishing our proxy materials via the Internet. We expect to begin mailing the notice card on or about May 15, 2023 to stockholders of record at the close of business on May 1, 2023 (the “Record Date”).
Who Can Vote
Only holders of our voting common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were * shares of voting common stock outstanding and entitled to vote. Each share of voting common stock that you owned as of the Record Date entitles you to one vote on each matter to be voted at the Annual Meeting.
In accordance with the rules of the Securities and Exchange Commission (“SEC” or the "Commission"), instead of mailing a printed copy of our proxy materials to each stockholder of record, we intend to furnish our proxy materials, including this proxy statement and our 2022 annual report to stockholders, by providing access to these documents on the Internet. Generally, stockholders will not receive printed copies of the proxy materials unless they request them.
We have mailed a Notice of Annual Meeting of Stockholders and Internet Availability of Proxy Materials (“Notice”) to registered stockholders. The Notice provides instructions to registered stockholders for accessing our proxy materials and for voting their shares of common stock on the Internet. If you are a registered stockholder and prefer to receive a paper or email copy of our proxy materials, you should follow the instructions provided in the Notice for requesting those materials.
Stockholders of record can vote before or at the Annual Meeting in any one of the four ways described below. When you vote on the Internet or by telephone or proxy card, you are authorizing the persons named on the proxy form (the management proxies) to vote your shares in the manner you direct.
•By Internet - You may vote on the Internet at www.proxyvote.com. The Notice sent to you describes how to do this.
•By Telephone - You can vote by telephone only if you request and receive a paper copy of the proxy materials and proxy card. The Notice describes how to do this; you must make your request for materials by June 13, 2023.
•By Mail - You can vote by mail only if you request and receive a paper copy of the proxy materials and proxy card. The Notice provides instructions on how to do this; you must make your request for materials by June 13, 2023. You then vote by completing, signing, dating, and timely returning a proxy card.
•In Person - You may come to the Annual Meeting and cast your vote there.

Globalstar Proxy Statement 2023 / 1

/ Annual Meeting and Other Information
For beneficial stockholders (with shares held in street name), the Notice, which has been forwarded to you by your broker, bank or other holder of record (nominee), directs you to the Internet site where you will find our proxy materials. Your nominee has also provided instructions on how you may request a paper or email copy of our proxy materials and how you may provide voting instructions to your nominee. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker's procedures for obtaining legal proxy.
Voting Authority of Management Proxies
Whether you hold your shares of record or in street name, your proxy vote authorizes the management proxies to vote as directed by you. If you are a stockholder of record and you send in a properly executed proxy card without specific voting instructions, your shares of common stock represented by the proxy will be voted as recommended by the Board, namely:
1.FOR the election of the two nominees for Class B director named in this proxy statement;
2.FOR the ratification of the appointment of EY as our independent registered public accounting firm;
3.FOR the approval of named executive officer compensation;
4.FOR the option of every three years as the future frequency with which stockholders will be provided an advisory vote on the compensation of our named executive officers; and
5.FOR the approval of our entry into the Guaranty with Thermo.
Our Executive Chairman and controlling stockholder, Mr. James Monroe III, has informed us that he intends to vote, on behalf of himself and the entities he controls, in favor of Proposal No. 1 through Proposal No. 4. This vote assures approval of Proposal No. 1 through Proposal No. 4 in accordance with the Board’s recommendations. Mr. James Monroe III and his affiliates are not eligible to vote on Proposal No. 5.
Other Business - We are not aware of any other matter that is expected to be acted on at the Annual Meeting.
Effect of Not Casting Your Vote
If you are a stockholder of record no votes will be cast on your behalf on any of the items of business at the Annual Meeting unless you submit a proxy or vote at the meeting.
If you hold shares in street name, you must give instructions to your nominee on how you would like your shares to be voted. If you do not provide any instructions, your nominee can vote your shares only on “routine” items, such as the ratification of the appointment of our independent registered public accounting firm. The election of directors and the approval of the Guaranty are not considered “routine” items. Thus, if a nominee holds your shares and you do not instruct the nominee how to vote on these items, your shares will not be voted on your behalf.
How to Change or Revoke Your Proxy Vote
Shares Held of Record - If you give Internet or telephonic voting instructions or send in a proxy card and later want to change or revoke your vote, you may do so at any time provided that your instructions are received before voting closes for the method you select or if you vote at the meeting. You may change or revoke your vote in any of the following ways:
•by giving new voting instructions on the Internet or by telephone, or by mailing new voting instructions to us on a proxy card with a later date;
•by notifying our Corporate Secretary in writing (at the mailing address listed on page 16) that you have revoked your proxy; or
•by voting in person at the Annual Meeting.

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Annual Meeting and Other Information /
Shares Held in “Street Name” - You should follow the instructions given to you by your broker or nominee on how to change or revoke your vote.
You may use any of these methods to change your vote, regardless of the method previously used to submit your vote. The inspector of election for the meeting will count only the most recent vote received before the deadlines set forth in the voting instructions.
How to Vote Your Shares in our Employee Benefit Plans
If you hold common stock in our Employee Stock Purchase Plan (“ESPP”), you cannot vote your shares directly. The trustee for the ESPP will vote the shares held in the plan. You will receive a voting instruction card from the trustee, which will provide voting instructions. If you provide voting instructions, the trustee will vote your shares in the ESPP as you direct. If you do not provide voting instructions, your shares in the ESPP will not be voted.
Holders of stock options or unvested restricted stock units issued under our Equity Incentive Plan cannot vote the shares issuable upon exercise or vesting until those shares are issued.
Quorum Requirement
A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if holders of a majority [*] of the shares of common stock entitled to vote at the meeting are present in person or by proxy. Abstentions and broker non-votes count as shares of common stock present at the meeting for purposes of establishing a quorum.
Method and Cost of Soliciting Proxies
We have asked banks, brokers and other financial institutions, nominees and fiduciaries to forward our proxy materials to beneficial owners and to obtain authority to execute proxies on their behalf, and we will reimburse them for their expenses in doing so. Proxies also may be solicited by our management, without additional compensation, through the mail, in person, or by telephone or electronic means.
Admission to the Meeting
We reserve the right to limit admission to the Annual Meeting to our stockholders of record, persons holding valid proxies from our stockholders of record and beneficial owners of our common stock. If your common stock is registered in your name, we may verify your ownership at the meeting in our list of stockholders as of the Record Date. If your common stock is held through a broker or a bank, you should bring to the meeting proof of your beneficial ownership of the stock. This documentation could consist of, for example, a bank or brokerage firm account statement that shows your ownership as of the Record Date or a letter from your bank or broker confirming your ownership as of the Record Date.
Interests of Certain Persons in Proposal No. 5
Thermo is the principal owner and largest stockholder of Globalstar. As of April 28, 2023, Thermo owned approximately 60% of our outstanding common stock (see “Stock Ownership of Principal Shareholders and Management”). Thermo is controlled by James Monroe III, our Executive Chairman. Additionally, James Lynch, one of our directors, and Timothy Taylor, our Vice President, Finance, Business Operations and Strategy, are partners of Thermo.
The transactions described under Proposal No. 5 contemplate the Company’s entry into the Guaranty with Thermo. Thermo and Mr. Monroe have a material interest in these transactions, because, among other things, they could require Thermo to pay amounts in excess of $5 million in the event Globalstar is unable to pay certain amounts under its Prepayment Agreements or pursuant to certain related obligations. As consideration for the Guaranty, the Company will issue to Thermo warrants to purchase the Company’s common stock. In addition, Thermo would receive common stock of the Company as reimbursement for such cash payments on terms further described under Proposal No. 5. The interests of Thermo, Mr. Monroe, Mr. Lynch and Mr. Taylor may conflict with the interests of our other stockholders.

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/ Annual Meeting and Other Information
In addition, this constitutes a transaction between Thermo, on one hand, and the Company, on the other, that has a value in excess of $5 million, as determined by the Company’s Strategic Review Company, and therefore constitutes a Related Party Transaction under the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). Under the Certificate of Incorporation, Related Party Transactions must be approved by the affirmative vote of a majority of the shares of common stock owned by stockholders of the Company other than Thermo and voting affirmatively or negatively on the matter.

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Board of Directors and Corporate Governance /

Board of Directors and Corporate Governance

Standing Committees / Audit / Compensation / Nominating and Governance / Strategic Review
Information About the Board and its Committees
Board Governance
Our Board has four standing committees: Audit, Compensation, Nominating and Governance and Strategic Review. The Board has adopted a charter for each standing committee.
We have a Code of Conduct that is applicable to all employees, including executive officers, as well as directors to the extent relevant to their service as directors. The committee charters and Code of Conduct are available on our website at investors.globalstar.com under “Governance.” You may request a copy of any of these documents to be mailed to you as described on page 43 of this proxy statement. We will post any amendments to, or waivers from, the Code of Conduct that apply to our principal executive and financial officers on our website. At the date of this proxy statement, no such waivers have been requested or granted.
Thermo holds stock representing a majority of our voting power. As a result, we are a “controlled company” for purposes of the NYSE American rules and are not required to have a majority of independent directors on the Board or to comply with the director independence requirements for compensation and nominating/governance committees. However, we are subject to all other NYSE American corporate governance requirements, including the rule requiring that the audit committee be composed entirely of independent directors.
Risk Oversight
The Board has determined that the role of risk oversight will remain with the full Board rather than having responsibility delegated to a specific committee, although the Audit Committee continues to focus on accounting and financial risks. Our executive officers evaluate and manage day-to-day risks and report regularly to the Board on these matters.
The Board has oversight responsibility for information security and cybersecurity. The Company prioritizes the protection of data and is committed to the ongoing enhancement of its cybersecurity and privacy capabilities. Management has established an information security program as well as policies and procedures to mitigate risks resulting from cyber-attacks, including dedicated information security personnel (both internal employees and specialized contractors with security expertise), network monitoring and annual penetration testing on the Company's network. Management maintains effective internal controls and is in compliance with the Payment Card Industry Data Security Standard as well as other applicable laws and regulations. Ongoing information security training is also provided to employees. Management provides regular updates to the Audit Committee and the Board regarding these matters, including any significant cyber threats or incidents.

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/ Board of Directors and Corporate Governance
Director Skills, Expertise and Demographics
The matrix below displays a summary of relevant skills, expertise and demographics of our directors.
Skills and Experience

	Keith O. Cowan	Benjamin G. Wolff	James F. Lynch	Timothy E. Taylor	William A. Hasler	James Monroe III	Michael J. Lovett

CEO / Executive Officer Experience	•	•	•		•	•	•
Telecommunications	•	•	•	•	•	•	•
Accounting or Finance		•	•	•	•	•	•
Global Business	•	•	•	•	•	•	•
Strategic Planning / Mergers & Acquisitions	•	•	•	•	•	•	•
Diversity

Tenure	Independence[1]	Age

•	0-9 years	•	Independent	•	40-49 years
•	10-19 years	•	Not Independent	•	50-59 years
•	20+ years			•	60-69 years
				•	70+ years
1.The Board has determined that Messrs. Cowan, Hasler, Lovett, and Wolff are independent directors as defined in Rule 10A-3 under the Securities Exchange Act of 1934 and in the NYSE American rules. This determination was based on the absence of any material relationship known to the Board between Messrs. Cowan, Hasler, Lovett, Wolff and us (other than as a director and stockholder).

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Board of Directors and Corporate Governance /
Director Summary
Our Bylaws provide for a seven-member Board of Directors, and the Board currently consists of, seven members. Our Board is divided into three classes, with staggered three-year terms. Each of Class A and B consists of two directors; and Class C consists of three directors. The terms of the directors of each class expire at the annual meetings of stockholders to be held in 2025 (Class A), 2024 (Class C) and 2023 (Class B). At each annual meeting of stockholders, one class of directors will be elected for a term of three years to succeed the directors whose terms are expiring. The table below displays a summary of each director's board class and committee membership. Each director's narrative biography is also disclosed below the table.

	Board Class	Director Since	Board Term Expiration	Audit	Nominating and Corporate Governance	Compensation	Strategic Review

Keith O. Cowan	A	12/2018	2025		•		•
Benjamin G. Wolff	A	12/2018	2025	•		•	•
James F. Lynch	B	12/2003	2023
Timothy E. Taylor	B	12/2018	2023				•
William A. Hasler	C	07/2009	2024	•			•
James Monroe III	C	12/2003	2024		•	•
Michael J. Lovett	C	12/2018	2024	•		•

•	Chair	•	Member

Keith O. Cowan Age / 66 Director Since / 2018
Mr. Cowan’s extensive experience in the telecommunications industry and global business development provides important insight in the launch and expansion of our products, services and networks. Mr. Cowan has served as a board member of over a dozen private companies, three public companies and numerous not-for-profit and civic organizations.
Mr. Cowan's current and prior experience includes /
•Chief Development Officer of Rivada Networks, Inc. - August 2020 to present
•Chief Executive Officer of Cowan Consulting Corporation LLC - January 2013 to present
•Chief Executive Officer of NVR3 LLC (dba Venadar) - September 2019 to present
•President of Strategic Planning and Corporate Initiatives at Sprint Corporation - July 2007 to January 2013
•Board Member - Aegex Technologies

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Benjamin G. Wolff Age / 54 Director Since / 2018
Mr. Wolff provides the Board with strong knowledge and insight into the telecommunications market in the United States and abroad and extensive experience in capital markets transactions. Mr. Wolff has served as a member of the board of directors of various telecom and technology companies.
Mr. Wolff's current and prior experience includes /
•Co-Founder of and Board Member Sarcos Technology and Robotics Corporation - 2023 to present (formerly Chairman, President and CEO from 2015 through 2021 and Executive Chairman from 2021 through 2022)
•President of Eagle River Investments - 2003 to 2014
•Co-Founder of Clearwire Corporation (served in various capacities including President, CEO, Co-Chairman and member of the Board of Directors) - 2003 to 2011
•Chief Executive Officer, President and Chairman of Pendrell Corporation (formerly known as ICO Global Communications) - 2009 to 2014

James F. Lynch Age / 65 Director Since / 2003
Mr. Lynch brings extensive financial management experience, especially in the telecom industry, to the Board.
Mr. Lynch's current and prior experience includes /
•Managing Partner of Thermo Capital Partners, L.L.C. - October 2021 to present
•Executive Chairman of FiberLight, LLC - 2017 to present (formerly CEO from 2015 through 2017)
•Chairman of Xspedius Communications, LLC - January 2005 through October 2006 (formerly CEO from August 2005 through March 2006)
•Managing Director at Bear Stearns & Co. - prior to joining Thermo
•Limited Partner of Globalstar Satellite, L.P.

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Board of Directors and Corporate Governance /

Timothy E. Taylor Age / 40 Director Since / 2018
Mr. Taylor brings insight into the daily operations of Globalstar and management experience to the Board.
Mr. Taylor's current and prior experience includes /
•Vice President, Finance, Business Operations and Strategy of Globalstar - 2010 to present
•Partner of The Thermo Companies - 2010 to present
•Associate in the Mergers & Acquisitions Group at Brown Brothers Harriman - prior to joining Globalstar
•Board Member of Birch Investment Partners, LLC, dba Timberland Cabinets - 2017 to present
•Board Member of Thermo Communications Funding - 2014 to present

William A. Hasler Age / 81 Director Since / 2009
Mr. Hasler has an extensive financial background and financial reporting expertise. Due to his financial leadership roles on other public company boards, he is well-suited to be both one of our directors and Chair of our Audit Committee.
Mr. Hasler's current and prior experience includes /
•Co-Chief Executive Officer of Aphton Corp. - 1998 to 2004
•Dean of the Haas School of Business, University of California, Berkeley - 1991 to 1998
•Vice Chairman of KPMG Peat Marwick - 1984 to 1991
•Certified Public Accountant
•Former Director of Aviat Networks, DiTech Networks Corp., Mission West Properties, the Schwab Funds, Selectron Corp., Tousa Inc. and Rubicon Ltd.

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/ Board of Directors and Corporate Governance

James Monroe III Age / 68 Director Since / 2003
Since 1984, Mr. Monroe has been the majority owner of a diverse group of privately owned businesses that have operated in the fields of telecommunications, real estate, power generation, industrial equipment distribution, financial services and leasing services that are sometimes referred to collectively in this proxy statement as “Thermo.” Mr. Monroe controls, directly or indirectly, FL Investment Holdings, LLC, Globalstar Satellite, L.P., Thermo Funding Company LLC, Thermo Funding II LLC and the Monroe Irr. Educational Trust. In addition to being our primary financial sponsor, Mr. Monroe brings his long-term experience in investment, financing and the telecommunications industry to the Board.
Mr. Monroe's current and prior experience includes /
•Executive Chairman (formerly Chairman) of the Board of Globalstar - 2004 to present
•CEO of Globalstar - 2005 through 2009 and from 2011 through 2018

Michael J. Lovett Age / 61 Director Since / 2018
Mr. Lovett brings extensive experience to the Board with a demonstrated track record in the telecommunications industry. Mr. Lovett has served as a member of the board of directors of various public and private companies.
Mr. Lovett's current and prior experience includes /
•Managing Partner of Eagle River Partners LLC - 2012 to present
•CEO and President of Charter Communications (served in various capacities, including COO and Senior Vice President of Operations) - 2003 through 2012
•Advisory Board Member of Afiniti, Ltd. - 2016 to present
•Board Member of Charter Communications - 2010 to 2012
•Board Member of SATMAP Incorporated d/b/a Afiniti - 2012 to 2017
•Board Member of St. Louis Public Broadcasting Nine Network Media - 2011 to 2014

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Board of Directors and Corporate Governance /
Leadership Structure
Since September 2018, Mr. Kagan (see Executive Officers on page 21 for more information) has served as our Chief Executive Officer and Mr. Monroe as the Executive Chairman of the Board. Generally, Mr. Kagan has responsibility for all activities related to the Company’s satellite business and Mr. Monroe is responsible for strategic financing efforts and liquidity matters. In addition, subject to the authority of the Strategic Review Committee as provided in our Third Amended and Restated Certificate of Incorporation and our Fourth Amended and Restated Bylaws, Mr. Monroe has primary responsibility for all strategic terrestrial spectrum-related activities on a global basis, including the Company’s ongoing efforts to standardize and monetize its terrestrial spectrum assets.
Mr. Monroe dually served as our Chairman and Chief Executive Officer from our initial public offering in November 2006 through September 2018, with the exception of July 2009 through July 2011. During this two-year period, and again in September 2018, the Board, with input from Mr. Monroe, changed our leadership structure with the appointment of a Chief Executive Officer, resulting in split positions for the Chief Executive Officer and Chairman of the Board. We believe this leadership structure is well-suited and appropriate to the Company because both managing our existing business and pursuing opportunities to develop and monetize our terrestrial spectrum and find attractive financing require substantial attention from experienced senior executives, and the split leadership structure allows us to direct the necessary attention to each area.
Meetings and Attendance in Meetings
During 2022, the Board held eight meetings and took action by unanimous written consent one time. Each director serving on the Board in 2022 attended at least 75% of the meetings of the Board and of each committee on which he served in each case during the time he was a director. We do not have a policy regarding director attendance at the Annual Meeting. No members of the Board attended our 2022 Annual Meeting.

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Board Committees
Audit Committee
The current members of the Audit Committee are Messrs. Hasler, Wolff and Lovett. Mr. Hasler serves as Chairman, and the Board has determined that Mr. Hasler is an audit committee financial expert as defined by SEC and NYSE rules.

Audit Committee Meetings in 2022 / Mr. Hasler (Chairman) / Mr. Wolff / Mr. Lovett
The principal functions of the Audit Committee, which are reflected in the committee's charter, include:
•appointing and replacing our independent registered public accounting firm;
•approving all fees and all audit and non-audit services of the independent registered public accounting firm;
•annually reviewing the independence of the independent registered public accounting firm;
•assessing annual audit results;
•periodically reassessing the effectiveness of the independent registered public accounting firm;
•reviewing our financial and accounting policies and our annual and quarterly financial statements;
•reviewing the adequacy and effectiveness of our internal accounting controls and monitoring progress for compliance with Section 404 of the Sarbanes-Oxley Act;
•overseeing our programs for compliance with laws, regulations and company policies;
•approving all related person transactions not otherwise delegated to the Strategic Review Committee;
•considering any requests for waivers from our Code of Conduct for senior executive and financial officers (which waivers would be subject to Board approval); and
•in connection with the foregoing, meeting with our independent registered public accounting firm and financial management.

During 2022, the Audit Committee held five meetings.
The Audit Committee has furnished the following report for inclusion in this proxy statement.
Audit Committee Report for 2022
In addition to other activities, the Audit Committee:
•reviewed and discussed with management the Company’s audited financial statements for 2022;
•discussed with EY, the Company’s independent registered public accounting firm for 2022, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the Commission, including significant accounting policies, management’s judgments and accounting estimates, and EY’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting; and

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Board of Directors and Corporate Governance /
•received the written disclosures and the letter from EY required by the applicable requirements of the PCAOB and the Commission regarding the independent accountant’s communications with the Audit Committee concerning the accountant’s independence from the Company and its subsidiaries, and discussed with EY their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.
William A. Hasler, Chair
Michael J. Lovett
Benjamin G. Wolff

May 1, 2023
Compensation Committee
The current members of the Compensation Committee are Messrs. Monroe, Wolff, and Lovett. Mr. Monroe serves as Chairman.

Compensation Committee Meetings in 2022 / Mr. Monroe (Chairman) / Mr. Lovett / Mr. Wolff
The principal functions of the Compensation Committee include:
•reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers in light of business strategies and objectives;
•reviewing and recommending to the Board compensation for our chief executive officer and other executive officers; and
•administering our incentive compensation plans, including the 2006 Equity Incentive Plan (the "Plan"), and, in this capacity, approving or recommending to the Board all grants or awards to our directors, executive officers and other eligible participants under these plans.

As indicated above, the Compensation Committee is responsible for approving or recommending to the Board the compensation of each of our executive officers. The Compensation Committee may delegate tasks to a subcommittee for any purpose and with such power and authority as the Compensation Committee deems appropriate from time to time. Currently, it has delegated to Mr. Monroe the review of corporate goals, objectives and compensation related to executive officers other than himself. Only the Compensation Committee or the Board may grant awards under the Plan to executive officers and directors, or make decisions regarding Plan awards.
Mr. Monroe makes decisions on all components of compensation for all employees of vice president level and above and reviews manager level employees and below for bonus and equity awards based upon input from executive officers in charge of each business unit. Mr. Monroe receives compensation from us for his services as a director as described under “Compensation of Directors,” below.

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/ Board of Directors and Corporate Governance
The Compensation Committee meets as often as it determines necessary to discharge its responsibilities. The Committee may hold follow-up conference calls and act by written consent between its meetings. In 2022, the Compensation Committee held two meetings. Unless a later date is specified, the date of grant of any award made by unanimous written consent is the date on which the last consent is received by our Corporate Secretary.
Under its charter, the Committee has the authority to retain and terminate a compensation consultant. At this time, it has not retained one.
The Compensation Committee has furnished the following report for inclusion in this proxy statement.
Compensation Committee Report for 2022
The undersigned comprise the members of the Compensation Committee of the Company’s Board of Directors.
The Committee has reviewed and discussed the Compensation Discussion and Analysis presented below with the Company’s management. Based upon that review and those discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
James Monroe III, Chair
Benjamin G. Wolff
Michael J. Lovett

May 1, 2023
Nominating and Governance Committee
The current members of the Nominating and Governance Committee are Messrs. Cowan and Monroe. Mr. Monroe serves as Chairman.

Nominating and Governance Committee Meeting in 2022 / Mr. Monroe (Chairman) / Mr. Cowan
The principal functions of the Nominating and Governance Committee include:
•identifying and recommending to the Board qualified candidates to fill vacancies on the Board;
•recommending to the Board candidates to be nominated for election as directors at annual meetings of stockholders;
•considering stockholder suggestions for nominees for director;
•making recommendations to the Board regarding corporate governance matters and practices;
•reviewing and making recommendations to the Board regarding director compensation; and
•reviewing public policy matters of importance to our stockholders, including oversight of our corporate responsibility program.

14 / Globalstar Proxy Statement 2023

Board of Directors and Corporate Governance /
The Nominating and Governance Committee met one time in 2022. We do not currently employ an executive search firm, or pay a fee to any other third party, to locate or evaluate qualified candidates for director positions. The Board and the Nominating and Governance Committee believe that the minimum qualifications (whether a candidate is recommended by a stockholder, management or the Board) for serving as a director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of our business and have an impeccable record and reputation for honest and ethical conduct in his or her professional and personal activities. The Board has not adopted a policy with regard to board diversity.
The Board has not established formal procedures for stockholders to submit director recommendations; however, such recommendations may be sent by US Postal Service mail to the Globalstar Nominating and Governance Committee, c/o Richard Roberts, Corporate Secretary, 1095 Nimitzview Drive, Suite 201A, Cincinnati, Ohio 45230, or by e-mail to corporate.secretary@globalstar.com, and should be sent by not later than December 31 of the year before the year in which the director candidate is recommended for election. If we were to receive such a recommendation of a candidate from a stockholder, the Nominating and Governance Committee would consider the recommendation in the same manner as all other candidates. In considering candidates submitted by stockholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate.
Strategic Review Committee
The current members of the Strategic Review Committee are Messrs. Cowan, Wolff, Taylor and Hasler. Mr. Wolff serves as Chairman.

Strategic Review Committee No Meetings in 2022 / Mr. Wolff (Chairman) / Mr. Cowan / Mr. Taylor / Mr. Hasler
The principal functions of the Strategic Review Committee include:
•The Strategic Review Committee ("SRC") is required to remain in existence for as long as Thermo and its affiliates own and its affiliates beneficially own forty-five percent (45%) or more of Globalstar’s outstanding common stock (the “Thermo Minimum Shares”).
•Unless the SRC is prohibited under applicable law from having the power or authority to act on any of the following matters, the SRC has exclusive responsibility for oversight, review, and approval (to the extent permitted by law) or disapproval of the following:
•any acquisition by Thermo of additional newly-issued securities of the Company (other than pursuant to a Permitted Financing (as defined below));
•any extraordinary corporate transaction, such as a merger, reorganization, or liquidation, involving the Company or any of its subsidiaries;
•any sale or transfer of a material amount of assets of the Company or any sale or transfer of assets of any of the Company’s subsidiaries which are material to the Company;
•any change in the Board, including any plans or proposals to change the number or term of directors, other than nominations for election or reelection to the Board (except nominations for election or reelection of Minority Directors (as defined on page 17 below) in connection with the end of a term of a Minority Director) and nominations and appointments of individuals to fill vacancies or newly created directorships (except nominations and appointments to fill vacancies of Minority Director seats);

Globalstar Proxy Statement 2023 / 15

/ Board of Directors and Corporate Governance

•any material change in the present capitalization or dividend policy of the Company (other than pursuant to a Permitted Financing, a Debt Conversion, or an Option Conversion);
•any other material changes in the Company’s lines of business or corporate structure (other than pursuant to a Permitted Financing, a Debt Conversion, or an Option Conversion); and
•any transaction between the Company and one or more of the Thermo stockholders that has a value (as determined in good faith by the Strategic Review Committee) in excess of $250,000, except for any Permitted Financing, any Debt Conversion, any Option Conversion, and certain other matters.
•For as long as Thermo and its affiliates own the Thermo Minimum Shares, to the extent that any of the foregoing matters, or any matter set forth in the charter of the Strategic Review Committee, requires approval of the full Board under applicable law, the Company does not have the power to take such action unless such action is approved by the Board only after it is recommended to the Board by the Strategic Review Committee.
•Certain enumerated transactions are not subject to Strategic Review Committee review, including a financing that includes participation by one or more of the Thermo stockholders on terms equal (as determined in good faith by the Board) to other parties (a “Permitted Financing”).

The Strategic Review Committee took action by unanimous written consent one time in 2022. The Strategic Review Committee requires the affirmative vote of a majority of its authorized number of members (regardless of vacancies thereon) in order to take action at a meeting. To the extent the Strategic Review Committee fails to obtain such vote on any particular matter of business before it, the Strategic Review Committee consults with the Board until such vote is obtained or the matter is otherwise resolved and abandoned. In the event the Strategic Review Committee cannot obtain such vote for any single nominee for Minority Director, then the Strategic Review Committee shall nominate two such nominees for each Minority Director seat subject to election. The members of the Strategic Review Committee who are Minority Directors shall each have three votes with respect to one nominee for Minority Director and the members of the Strategic Review Committee who are not Minority Directors shall each have three votes with respect to the other nominee for Minority Director. The Strategic Review Committee may nominate and include on the annual or special meeting proxy card two candidates for a Minority Director seat.
Communicating with the Board of Directors or with Individual Directors
The Board has adopted a process for our stockholders to send communications to the Board or any management or non-management director. Correspondence should be addressed to the Board or any individual director(s) or group or committee of directors either by name or title. All correspondence of this nature should be sent c/o Corporate Secretary to us by US Postal Service mail at 1095 Nimitzview Drive, Suite 201A, Cincinnati, Ohio 45230.
All communications received as set forth in the preceding paragraph will be opened by the office of the Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of promotion of a product or service, advertising, or patently offensive will be forwarded promptly to the addressee(s), but any communication also will be available to any director who requests it.

16 / Globalstar Proxy Statement 2023

Board of Directors and Corporate Governance /

Election of Directors
Upon recommendation of the Nominating and Governance Committee, the Board has nominated
/ James F. Lynch
/ Timothy E. Taylor
for election as Class B Directors at the Annual Meeting. The nominations rest, in part, on each nominee’s diverse business experience, qualifications, skills and attributes described above. Each of these nominees has consented to being named in this proxy statement and has agreed to serve if elected. If you elect them, they will hold office until the annual meeting to be held in 2026 or until their successors have been elected and qualified. The Board is not aware of any reason why any nominee would be unable to serve as a director if elected. If prior to the Annual Meeting either nominee should become unable to serve as a director, the management proxies may vote for another nominee proposed by the Board, although proxies may not be voted for more than two nominees. If any director resigns, dies or is otherwise unable to serve out his term, or if the Board increases the number of directors, the Board may fill the vacancy for the balance of that director’s term; provided that, for any vacancies left by Minority Directors, candidates for director must be nominated by the Strategic Review Committee. Under our Bylaws, only the Board may fill vacancies on the Board.
Our Certificate of Incorporation and Bylaws provide that so long as Thermo beneficially owns at least 45% of the Company’s outstanding Common Stock, two of the seven members of the Company’s Board of Directors (the “Minority Directors”) will be elected by the vote of a plurality of the holders of the Company’s Common Stock other than Thermo (the “Independent Stockholders”), and that candidates for election as Minority Directors are to be nominated by the Strategic Review Committee. Keith O. Cowan and Benjamin G. Wolff have been nominated for election as Class A Directors at the 2022 Annual Meeting and both directors qualify as Minority Directors under our Certificate of Incorporation.
Vote Required to Elect Directors
The two nominees who receive the highest number of votes cast by stockholders eligible to vote (a plurality) will be elected as directors. There is no provision under our Certificate of Incorporation or Bylaws for cumulative voting in the election of directors. If you do not vote for a particular nominee, or if you indicate “against” to vote for a particular nominee, your vote will not count “for” the nominee. “Abstentions” and “broker non-votes” will not count as a vote cast with respect to that nominee’s election. However, as described under “Quorum Requirement” above on page 3, in these cases your vote will be counted for purposes of determining the existence of a quorum.

Proposal One / The Board recommends that stockholders vote FOR the election of the two Class B director nominees.

Globalstar Proxy Statement 2023 / 17

/ Board of Directors and Corporate Governance
Compensation of Directors
The table below reflects compensation paid to our directors during 2022.

Name	Fees Earned or Paid in Cash	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)

James Monroe III(2)	50,000	50,000	86,000	—	186,000
James F. Lynch(2)	50,000	50,000	86,000	—	186,000
William A. Hasler(2)(3)	50,000	103,000	86,000	—	239,000
Keith O. Cowan(2)(3)	50,000	103,000	86,000	—	239,000
Benjamin G. Wolff(2)(3)	50,000	103,000	86,000	—	239,000
Michael J. Lovett(2)	50,000	50,000	86,000	—	186,000
Timothy E. Taylor(2)(3)(4)	50,000	103,000	86,000	—	239,000
1.Represents the aggregate grant date fair value computed consistent with FASB ASC Topic 718. For further discussion of our accounting policies for stock-based compensation and assumptions used in calculating the grant date fair value of stock-based compensation awards, see Note 15 to the Consolidated Financial Statements in our 2022 Annual Report on Form 10-K. The actual amount of compensation realized, if any, for option awards may differ from the amounts presented in the table.
2.On January 4, 2022, we granted options to purchase 100,000 shares of common stock with a grant date fair value of $0.86 per share and 43,104 restricted stock awards with a grant date fair value of $1.16 per share. The options to purchase shares of common stock vest in one-third increments over a three-year period and the restricted stock awards vest over a one-year period.
3.On May 10, 2022, we granted 50,000 restricted stock awards that had a grant date fair value of $1.06 per share and vest over a one-year period.
4.Mr. Taylor also received compensation during 2022 for his service as a Vice President of the Company. This compensation is not reflected in the table above.

18 / Globalstar Proxy Statement 2023

Audit Matters /
Audit Matters

Ratification of Independent Registered Public Accounting Firm
The Board desires to obtain from the stockholders an indication of their approval or disapproval of the appointment by the Audit Committee of Ernst & Young LLP ("EY") as our independent registered public accounting firm for 2023.
EY has served as our independent registered public accounting firm beginning with the audit of the year ended December 31, 2020. We have been informed that neither EY nor any of its partners has any direct financial interest or any material indirect financial interest in Globalstar and during the past three years has not had any connection therewith in the capacity of promoter, underwriter, director, officer or employee.
One or more representatives of EY will be present, either in person or by telephone, at the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.
If the resolution is defeated, the adverse vote will be considered a direction to the Audit Committee to select another independent registered public accounting firm for 2024. The appointment for the year 2023 will be permitted to stand unless the Audit Committee becomes aware of other reasons for changing independent registered public accounting firms other than at the end of a fiscal year.
Vote Required to Ratify the Appointment of EY
The affirmative vote of the holders of a majority of the shares of common stock represented, in person or by proxy, and entitled to vote at the meeting is required to ratify the appointment of EY.

Proposal Two / The Board recommends that stockholders vote FOR ratification of the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2023.

Globalstar Proxy Statement 2023 / 19

/ Audit Matters
Independent Registered Public Accounting Firm Fees
The table below presents fees for professional audit and other services rendered by EY for the fiscal years ended December 31, 2022 and 2021.

	Year Ended December 31,
	2022	2021

Audit Fees(1)	$1,017,665	$982,295
Audit-Related Fees(2)	20,000	20,000
Tax Fees(3)	537,191	802,656
Total	$1,574,856	$1,804,951
1.Fees for audit services billed related to the audits of our annual financial statements as well as other filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements.
2.Fees for audit-related services primarily include agreed-upon procedures required to comply with the terms of our facility agreement.
3.Fees for tax compliance, tax advice and tax planning services. During both 2022 and 2021, these fees also included consulting services related to international logistics and indirect taxes (including value-added-tax and goods and services tax) levied by various countries around the world.
Policy on Pre-Approval Process of Audit and Permissible Non-Audit Services
The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent registered public accountants. Non-audit services may include audit-related services, tax services and other services not prohibited by SEC rules on auditor independence. Pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The independent auditors report periodically to the Audit Committee regarding the extent of services they provided in accordance with the Committee’s pre-approvals and the fees for services performed to date. In 2022, the Audit Committee’s pre-approval requirement was not waived for any fees or services.

20 / Globalstar Proxy Statement 2023

Executive Officers and Compensation /
Executive Officers and Compensation

Executive Officers
The current executive officers of the Company are James Monroe III, Executive Chairman; David B. Kagan, Chief Executive Officer; Rebecca S. Clary, Vice President and Chief Financial Officer; and L. Barbee Ponder IV, Vice President of Regulatory Affairs and General Counsel. Information about Mr. Monroe is given above under “Board of Directors and Corporate Governance.”
David B. Kagan, age 61, has been our Chief Executive Officer since September 2018. He served as our President and Chief Operating Officer from January 2016 through March 2017 and reassumed the positions in December 2017 through September 2018. Mr. Kagan previously served as Chief Operating Officer of SpeedCast International Limited from March 2017 through November 2017, President of ITC Global LLC, a global satellite services company, from August 2014 through its sale to Panasonic in September 2015, and President and Chief Executive Officer of Globe Wireless LLC from June 2011 through its sale to Inmarsat in August 2014. He also served as Senior Vice President - Business Development of Spacenet, Inc. from March 2010 to June 2011.
Rebecca S. Clary, age 44, has been our Vice President and Chief Financial Officer since August 2014. She served as our Chief Accounting Officer from January 2013 to August 2014 and as Corporate Controller from June 2011 to January 2013. Prior to joining Globalstar, she was with PricewaterhouseCoopers LLP in its U.S. Audit and Assurance Services Practice. Ms. Clary is a Certified Public Accountant.
L. Barbee Ponder IV, age 56, has been our General Counsel and Vice President of Regulatory Affairs since July 2010. He owned and operated a private company with timber, sand and gravel, and oil and gas interests from 2005 to July 2010. Mr. Ponder served in various regulatory counsel positions for BellSouth Corporation from 1996 to 2005. Prior to joining BellSouth, Mr. Ponder practiced with the Jones Walker law firm in New Orleans, where he specialized in commercial litigation including class action defense.
The Company does not believe any of its other personnel are “executive officers” as the term is defined in the applicable rules of the Commission. Accordingly, the Company’s discussion of its named executive officers is limited to Messrs Monroe, Kagan and Ponder and Ms. Clary.
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis (CD&A) should be read in conjunction with the compensation tables beginning on page 26. Our named executive officers for 2022 were:
•James Monroe III, Executive Chairman
•David B. Kagan, Chief Executive Officer
•Rebecca S. Clary, Vice President and Chief Financial Officer
•L. Barbee Ponder IV, General Counsel and Vice President Regulatory Affairs

Globalstar Proxy Statement 2023 / 21

/ Executive Officers and Compensation
Overview
Our compensation program for executive officers is intended to:
•provide each officer with a conservative base salary; and
•create an incentive for retention and achievement of our long-term business goals using a sizable, multi-year stock or option bonus program.
The Compensation Committee is responsible for evaluating the performance of, and reviewing and approving all compensation paid to, our executive officers, including those executive officers named on the Summary Compensation Table (the “named executive officers”). To preserve the exemption from short swing liability under Section 16(b) of the Securities Exchange Act of 1934, the Board approves equity awards to all executive officers (including the named executive officers) and directors.
Results of Say-on-Pay Vote
Every six years we are required to provide our stockholders with the opportunity to provide a non-binding advisory vote on the frequency with which stockholders will be provided an advisory vote on executive compensation. At our 2017 Annual Meeting, 92% of the stockholders voted to approve the frequency with which stockholders will be provided an advisory vote on executive compensation. Refer to Proposal 4, which provides the stockholders an advisory vote on executive compensation at the 2023 Annual Meeting.
The frequency with which stockholders approve the compensation of our named executive officers is three years. At our 2020 Annual Meeting, 89% of the stockholders who voted on the “say-on-pay” proposal approved the compensation of our named executive officers. Refer to Proposal 3, which provides the stockholders an advisory vote on say-on-pay at the 2023 Annual Meeting.
Compensation Philosophy
Our goal is to create performance-based compensation that motivates management to increase stockholder value. Our current Executive Chairman receives compensation described under “Compensation of Directors,” above for his services as a director. We compensate our other senior executive officers with a conservative base salary and incentivize them to remain with us through stock-based compensation and discretionary bonuses (which may be paid in cash or stock). The Compensation Committee has not independently reviewed peer group or other market data in setting base salaries or incentive compensation for senior executives. Because our compensation programs are limited, we do not have policies regarding the allocation of compensation between short and long-term or cash and non-cash.
We do not believe that our compensation policies or practices are reasonably likely to have a material effect on us, due in part to the structure of our compensation programs and risk mitigation provided by Board and, where appropriate, Strategic Review Committee oversight of significant business decisions.
Elements of Compensation
The principal elements of our compensation for the named executive officers are base salary, discretionary bonus, and the opportunity to receive equity-based compensation pursuant to the Amended and Restated 2006 Equity Incentive Plan through time or incentive based awards under our annual bonus plan.
Base Salaries. We have established base salaries according to each named executive officer’s position, responsibilities and performance. All executive officers are at-will employees.

22 / Globalstar Proxy Statement 2023

Executive Officers and Compensation /
Stock Grants. In November 2022, the Committee granted restricted stock awards of 220,000 shares to Mr. Kagan, 170,000 shares to Ms. Clary, and 220,000 shares to Mr. Ponder, which vest two-thirds on grant date and the remaining one-third in November 2023 in connection with performance related to our Partnership Agreements (as previously disclosed in our Exchange Act reports and other filings). Additionally, in November 2022, the Committee granted restricted stock awards of 500,000 shares to Ms. Clary and 300,000 shares to Mr. Ponder, which vest in November 2025, in connection with performance related to our Partnership Agreements. In December 2022, the Committee granted restricted stock awards of 120,000 shares to each of Mr. Kagan, Ms. Clary and Mr. Ponder which vest one-third in December 2022 and the remaining two-thirds vest over a two-year period from the grant date and are designed to recognize performance and to encourage retention. See the 2022 Grants of Plan-Based Awards table for additional information.
Bonus Plan. The Company has an annual bonus plan designed to reward designated key employees' (including the named executive officers) efforts to meet and exceed the Company's financial performance goals for the designated calendar year. The bonus pool available for distribution is determined based on the Company's Adjusted EBITDA performance during that year. The bonus may be paid in cash or the Company's common stock, as determined by the Compensation Committee. For the 2022 plan year, the aggregate amount that could have been distributed under the pool was $1.5 million if the Company's Adjusted EBITDA for the plan year had been $59.1 million. For each 1% of Adjusted EBITDA above or below this plan year target Adjusted EBITDA, adjustments are made to either increase or decrease the distribution. The Company's Adjusted EBITDA for purposes of the 2022 bonus plan was $57.4 million, which resulted in a total bonus distribution of approximately $1.2 million. Each participant's award was determined at the discretion of the Compensation Committee. In March 2023, Mr. Kagan, Ms. Clary, and Mr. Ponder received shares worth $120,000, $80,000, and $64,000, respectively. A similar plan is in place for 2023.
In the event the Company's financial statements are restated or otherwise adjusted, resulting in a reduction to Adjusted EBITDA, then participants who have received distributions under the bonus plan in excess of the amounts they would have been entitled to receive, shall be liable to repay such excess to the Company.
All Other Compensation. We contribute $0.50 for each $1.00 contributed to our 401(k) plan by all U.S. employees, up to 6% of the employee’s base salary. We also provide limited perquisites to named executive officers consisting primarily of premiums for term life insurance policies. We also have a compensation arrangement with Mr. Ponder whereby he receives grants of restricted stock awards in connection with obtaining certain international spectrum authorities.

Deductibility of Compensation. Section 162(m) of the Internal Revenue Code prohibits us from taking an income tax deduction for any compensation in excess of $1 million per year paid to certain covered employees. Prior law defined a covered employee as the chief executive officer and the three most-highly compensated executive officers. The Tax Cuts and Jobs Act (the "Act") revised the definition of a covered employee under Section 162(m) to include both the CEO and CFO along with the three most-highly compensated executive officers for the tax year. The Act repealed the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code, which is not expected to have a material impact on the Company.
Hedging Policy
It is the Company’s policy that its directors, officers, employees, contract employees, consultants, and agents may not engage in any of the following activities with respect to the Company’s securities at any time:
•Short sales (a sale of securities that are not owned by the seller at the time of the sale), including short sales against the box.
•Buying or selling puts or calls.
•Frequent trading (for example, daily or weekly) to take advantage of fluctuations in stock prices.

Globalstar Proxy Statement 2023 / 23

/ Executive Officers and Compensation

Advisory Vote on Named Executive Officer Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (the “Dodd-Frank Act”) requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executives officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Pursuant to the decision of the stockholders at our 2020 Annual Meeting, we have provided our stockholders with the opportunity to cast this advisory vote on compensation every three years. The advisory vote as to how often we should include a proposal to vote on compensation is required to be presented to stockholders at least once every six years pursuant to Section 14A of the Securities Exchange Act of 1934 adopted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act; this advisory vote is provided to our stockholders in connection with this Annual Meeting. See Proposal No. 4 in this proxy statement for more information.
As described in detail under “Compensation Discussion and Analysis” beginning on page 21 our compensation programs for our named executive officers are designed to attract and retain the most qualified individuals in the mobile satellite services industry.
The vote on this resolution relates to the compensation of our named executive officers as a whole. The vote is advisory, which means that the vote is not binding on us, our Board or the Compensation Committee of our Board. To the extent there is any significant vote against the named executive officer compensation, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
Vote Required to Approve the Advisory Vote on Executive Compensation
The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting by holders of common stock entitled to vote at the meeting is required for the advisory approval of this proposal.

Proposal Three / The Board recommends a vote FOR the approval of named executive officer compensation.

24 / Globalstar Proxy Statement 2023

Executive Officers and Compensation /

Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation
This proposal is required to be presented to stockholders at least once every six years pursuant to Section 14A of the Securities Exchange Act of 1934 adopted as part of the Dodd-Frank Act. We are seeking a stockholder advisory vote as to how often we should include a proposal, similar to Proposal 3 above, asking for an advisory vote on the compensation paid to our named executive officers. Therefore, we are asking our stockholders to express their preference as to whether we should include an advisory vote to approve this compensation every one, two or three years. If they wish, stockholders may also abstain from casting a vote on this proposal. In considering their vote, we encourage stockholders to review carefully the information presented in connection with Proposal 3 of this Proxy Statement. The advisory vote is non-binding, but the Board and the Compensation Committee will take into account the outcome of the vote when making future decisions about how often we conduct a stockholder advisory vote on our named executive officer compensation. At our 2017 Annual Meeting of Stockholders, a majority of our stockholders cast a non-binding vote for three year say-on-pay vote intervals.
Vote Required to Approve the Frequency of Future Executive Compensation Votes
The advisory vote regarding frequency of a stockholder advisory vote on executive compensation will be determined by whichever of the choices - annually, every other year or every three years - receives the greatest number of votes cast. Shares represented by proxies that are marked to indicate abstentions from this proposal and broker non-votes with respect to this proposal will not affect its outcome. If no voting specification is made on a properly returned and voted proxy card, the proxies named on the proxy card will vote FOR a frequency of THREE YEARS for future advisory votes regarding executive compensation.
The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation.

Proposal Four
/ The Board recommends you vote FOR the option of every three years as the future frequency with which stockholders will be provided an advisory vote on the compensation of our named executive officers.

Globalstar Proxy Statement 2023 / 25

/ Executive Officers and Compensation
2022 Summary Compensation Table
The table below summarizes for 2022, 2021 and 2020 the compensation of our current principal executive officer, principal financial officer and other executive officers required to be included under SEC rules (collectively referred to as the “named executive officers”). Mr. Monroe did not receive any compensation during 2020 through 2022 for his service as an executive officer of the Company; therefore, is not included in the table below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

David B. Kagan Chief Executive Officer	2022	546,897	—	1,330,400	—	14,870	1,892,167
	2021	543,225	150,000	165,600	—	13,172	871,997
	2020	534,808	—	182,359	—	10,770	727,937
Rebecca S. Clary Vice President and Chief Financial Officer	2022	330,690	7,000	1,565,401	—	7,971	1,911,062
	2021	313,719	100,000	165,600	—	9,153	588,472
	2020	302,398	—	212,680	—	9,016	524,094
L. Barbee Ponder IV General Counsel and Vice President of Regulatory Affairs	2022	342,481	7,000	1,264,400	—	4,133	1,618,014
	2021	330,889	—	267,200	—	5,144	603,233
	2020	305,132	—	323,265	—	8,195	636,592
1.Represents the aggregate grant date fair value computed consistent with FASB ASC Topic 718, except for performance based awards which are included at the fair value on the vesting date when such vesting occurs. For further discussion of our accounting policies for stock-based compensation and assumptions used in calculating the grant date fair value of stock-based compensation awards, see Note 15 to the Consolidated Financial Statements in our 2022 Annual Report on Form 10-K. The actual amount of compensation realized, if any, for option awards may differ from the amounts presented in the table.
Each of the named executive officers, excluding Mr. Monroe, earned a bonus related to the 2022 financial performance of Globalstar. As disclosed in the Compensation, Discussion and Analysis section above, these bonuses were paid in the form of Globalstar stock in March 2023 and are included in the Stock Awards columns above.
The stock awards for Mr. Kagan in the table above include 500,000 restricted shares that vested in March 2023 when the Company reported Adjusted EBITDA in excess of $50 million for the year ended December 31, 2022. These awards were granted in two tranches of 250,000 in 2017 and 2018.
2.Consists of matching contributions to 401(k) Plan and life insurance premiums.

26 / Globalstar Proxy Statement 2023

Executive Officers and Compensation /
Equity Compensation
The following table sets forth certain information with respect to each equity award and award opportunity issued to the named executive officers during 2022. All equity awards are granted pursuant to our 2006 Equity Incentive Plan. See “Compensation, Discussion and Analysis - Elements of Compensation” for an explanation of the terms of these awards. In connection with his service as an executive officer of the Company, Mr. Monroe did not receive equity awards during 2022 and is not included in the table below.
2022 Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock Or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)

David B. Kagan	11/15/2022	220,000	—	—	418,000	(2)
	12/6/2022	120,000	—	—	212,400	(3)
Rebecca S. Clary	11/15/2022	170,000	—	—	323,000	(2)
	11/15/2022	500,000	—	—	950,000	(4)
	12/6/2022	120,000	—	—	212,400	(3)
L. Barbee Ponder IV	3/3/2022	62,992	—	—	80,000	(1)
	11/15/2022	220,000	—	—	418,000	(2)
	11/15/2022	300,000	—	—	570,000	(4)
	12/6/2022	120,000	—	—	212,400	(3)
1.The Company's stock price on the date of the grant was $1.27. Represents bonus payments earned related to 2021 performance and granted in the form of restricted stock awards in March 2022. Awards vested immediately.
2.Restricted Stock Award granted pursuant to our 2006 Equity Incentive Plan. The Company's stock price on the date of the grant was $1.90. Awards vest two-third on grant date and the remaining one-third vests in November 2023.
3.Restricted Stock Award granted pursuant to our 2006 Equity Incentive Plan. The Company's stock price on the date of the grant was $1.77. Awards vest one-third on grant date, one-third in December 2023, and one-third in December 2024.
4.Restricted Stock Award granted pursuant to our 2006 Equity Incentive Plan. The Company's stock price on the date of the grant was $1.90. Awards vest in November 2025.

Globalstar Proxy Statement 2023 / 27

/ Executive Officers and Compensation
Outstanding Equity Awards at 2022 Fiscal Year-End
The following table reports, on an award-by-award basis, each outstanding equity award held by the named executive officers on December 31, 2022. We generally do not permit executive officers to transfer awards prior to the vesting date, and no transfers were permitted during 2022. In connection with his service as an executive officer of the Company, Mr. Monroe does not have any outstanding equity awards at 2022 fiscal year-end and is not included in the table below.

	Option Awards					Stock Awards(1)
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)

David B. Kagan(3)	1/13/2016	250,000	—	1.21	1/13/2026	12/6/2017	250,000	332,500
	—	—	—	—	—	9/4/2018	250,000	332,500
	—	—	—	—	—	9/4/2018	750,000	997,500
	—	—	—	—	—	9/4/2018	750,000	997,500
	—	—	—	—	—	12/8/2021	40,008	53,211
	—	—	—	—	—	11/15/2022	73,334	97,534
	—	—	—	—	—	12/6/2022	80,004	106,405
Rebecca S. Clary	12/13/2013	40,000	—	1.97	12/13/2023	12/8/2021	40,008	53,211
	8/27/2014	40,000	—	3.99	8/27/2024	11/15/2022	56,667	75,367
	12/12/2014	40,000	—	2.58	12/12/2024	11/15/2022	500,000	665,000
	—	—	—	—	—	12/6/2022	80,004	106,405
L. Barbee Ponder IV	12/13/2013	40,000	—	1.97	12/13/2023	12/8/2021	40,008	53,211
	12/12/2014	40,000	—	2.58	12/12/2024	11/15/2022	73,334	97,534
	—	—	—	—	—	11/15/2022	300,000	399,000
	—	—	—	—	—	12/6/2022	80,008	106,411
1.Market value for shares of unvested restricted stock and unearned equity-based incentive plan holdings is equal to the product of the closing market price of the Company’s stock at December 31, 2022 of $1.33 and the number of unvested restricted shares or units of stock or the number of unearned equity-based incentive plan awards, as applicable.
2.Awards are granted pursuant to our 2006 Equity Incentive Plan and vest over different periods. Refer to table above "2022 Grants of Plan-Based Awards" for vesting terms of all options and stock awards granted during 2022.
The stock awards for Mr. Kagan in the table above include 500,000 restricted shares that vested in March 2023 when the Company reported Adjusted EBITDA in excess of $50 million for the year ended December 31, 2022.
3.Included in the table above are two grants of restricted stock awards totaling 1,500,000 shares, which are contingent upon Mr. Kagan's achievement of certain performance milestones.

28 / Globalstar Proxy Statement 2023

Executive Officers and Compensation /
2022 Option Exercises and Stock Vested
The following table sets forth certain information regarding stock awards that vested during 2022 for the named executive officers. In connection with his service as an executive officer of the Company, Mr. Monroe did not exercise any options or have any restricted stock vest during 2022; therefore, he is not included in the table below.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)

David B. Kagan	—	—	306,662	530,261
Rebecca S. Clary	—	—	356,679	574,450
L. Barbee Ponder IV	—	—	369,654	610,261
1.The value realized upon exercise represents the excess of the market price of the underlying securities on the date of exercise and the exercise price of the options.
2.The aggregate market value realized upon the vesting of restricted stock awards represents the aggregate market value of Globalstar common stock on the vesting date, which was determined using the closing price on the vesting date, or if such day is a weekend or holiday, on the immediately preceding trading day.
Payments Upon Termination or Change in Control
Other than agreements with respect to compensation, we have not entered into employment agreements with our current executive officers, including the named executive officers. Voluntary termination of employment or retirement would not result in any payments to the named executive officers beyond the amounts each would be entitled to receive under our retirement plan. We pay life insurance premiums for all U.S.-based employees that will be paid (based on a multiple of salary) to the employee’s beneficiary upon death.
Severance payments may be paid to eligible U.S.-based employees if an employee is terminated due to a reduction in workforce and upon the employee’s execution of a release of claims. Under this plan, the named executive officers would receive a lump sum payment equal to six to eight weeks' base salary. Other severance, if any, is determined at the time of dismissal and is subject to negotiation.
Under the Plan, if a participant dies, becomes disabled or is terminated for cause, unvested awards are forfeited. For vested option awards, the participant or his survivor generally has 12 months to exercise. If a participant is terminated for cause, all unexercised vested options also are forfeited. If a change in control occurs, any unvested options or restricted shares outstanding would vest immediately. A change in control occurs upon: (1) a person or group (other than us, an existing controlling stockholder, or a trustee for an employee benefit plan) acquiring beneficial ownership of 50% or more of the voting power in the election of directors; (2) upon merger or consolidation; (3) a sale of all or substantially all of our assets; or (4) the sale or exchange by the stockholders of more than 50% of our voting stock; provided however, that a change in control is not deemed to have occurred if the majority of the board of directors of the surviving company is comprised of our directors. The Compensation Committee, in its discretion, also may take other actions to provide for the acceleration of the exercisability or vesting of other awards under the Plan prior to, upon or following a change in control.

Globalstar Proxy Statement 2023 / 29

/ Executive Officers and Compensation
The following table shows the amount of potential payments to the current named executive officers under the listed events, based on the assumption that the triggering event took place on December 31, 2022. In connection with his service as an executive officer of the Company, Mr. Monroe did not receive any compensation nor does Mr. Monroe does not have any outstanding equity awards at 2022 fiscal year-end and therefore not reflected in the table below. There are no unvested stock options for Messrs. Kagan and Ponder or Ms. Clary and therefore amounts are not reflected in the table below.

	Mr. Kagan	Ms. Clary	Mr. Ponder

Death
Insurance proceeds	$700,000	$574,000	$594,000
Termination – Reduction in Workforce
Severance	$55,085	$31,494	$33,090
Change in Control
Immediate Vesting of Unvested Restricted Stock Awards	$2,252,150	$899,983	$656,156

Equity Compensation Plan Information
The following table provides information as of December 31, 2022 regarding the number of shares of Common Stock that may be issued under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	18,053,751	(1)	$1.29	(2)	—	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	18,053,751	(1)	$1.29	(2)	—	(3)
1.Consists of unvested restricted stock awards, unvested restricted stock units and unexercised stock options.
2.Restricted stock awards and restricted stock units do not have an exercise price; therefore, this column only reflects the weighted-average exercise price of outstanding stock options.
3.As of December 31, 2022, there were no remaining shares of common stock reserved for future issuance under our 2006 Equity Incentive Plan. In February 2023, our board of directors authorized an additional 20 million shares to be reserved for future issuance under our 2006 Equity Incentive Plan. 7.3 million shares remain available for issuance under our ESPP as of December 31, 2022.

30 / Globalstar Proxy Statement 2023

Executive Officers and Compensation /
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how we align executive compensation with the Company's performance, refer to "Executive Officers and Compensation - Compensation Discussion and Analysis."

Year	Summary compensation table total for PEO(1)	Compensation actually paid to PEO(2)	Average summary compensation table total for non-PEO NEOs(3)	Average compensation actually paid to non-PEO NEOs(4)	Value of initial fixed $100 investment based on:		Net Loss(7)	Adjusted EBITDA(8)
					Total shareholder return (TSR)(5)	Peer group TSR(6)

2022	$1,892,166	$1,250,965	$1,764,537	$1,277,946	$255.77	$95.61	$(256,915,000)	$57,396,000
2021	$871,997	$4,318,956	$595,857	$952,036	$223.08	$127.87	$(112,625,000)	$38,711,000
2020	$727,937	$145,209	$580,343	$375,332	$65.38	$122.04	$(109,639,000)	$42,158,000
1.David B. Kagan, our Chief Executive Officer, was our PEO for each year presented. The dollar amounts reported are the amounts of total compensation reported for Mr. Kagan for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to Executive Compensation – Summary Compensation Table.
2.The dollar amounts reported represent the amount of “compensation actually paid” to Mr. Kagan, as calculated in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned or paid to Mr. Kagan during the applicable year. These amounts reflect the Summary Compensation Table Total with certain adjustments as described below. Mr. Kagan does not have pension benefits; therefore, columns reporting Change in Actuarial Value of Pension Benefits and Pension Benefit Adjustments are omitted.

Year	Summary compensation table total for PEO	Reported Value of Equity Awards for PEO(a)	Equity Award Adjustments for PEO(b)	Compensation actually paid to PEO

2022	$1,892,166	$1,330,400	$689,199	$1,250,965
2021	$871,997	$165,600	$3,612,559	$4,318,956
2020	$727,937	$182,359	$(400,369)	$145,209
a.The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
b.The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following to the extent applicable: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; and (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
The amounts deducted or added in calculating the equity award adjustments are set forth below. Columns reporting fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year and value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation are omitted, because they are not applicable.

Globalstar Proxy Statement 2023 / 31

/ Executive Officers and Compensation

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO	Change in Fair Value of Equity Awards Granted and Vested in the same Covered Year for PEO	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO	Total - Inclusion of Equity Values for PEO

2022	$203,940	$310,726	$—	$174,533	$689,199
2021	$139,200	$1,852,132	$144,999	$1,476,228	$3,612,559
2020	$27,201	$(409,926)	$130,992	$(148,636)	$(400,369)
3.The dollar amounts reported represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Kagan) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Kagan) included for purposes of calculating the average amounts in each of 2022, 2021 and 2020 are as follows Rebecca S. Clary, Vice President and Chief Financial Officer, and L. Barbee Ponder IV, Vice President of Regulatory Affairs and General Counsel. As discussed in this Proxy Statement, Mr. Monroe did not receive any compensation during 2020 through 2022 for his service as an executive officer of the Company; therefore, he is not included.
4.The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Kagan), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Kagan) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Kagan) for each year to determine the compensation actually paid, using the same methodology described above in Note 2. The NEOs do not have pension benefits; therefore, columns reporting Change in Actuarial Value of Pension Benefits and Pension Benefit Adjustments are omitted.

Year	Average summary compensation table total for non-PEO NEOs	Reported Value of Equity Awards for non-PEO NEOs	Equity Award Adjustments for non-PEO NEOs(a)	Average compensation actually paid to non-PEO NEOs

2022	$1,764,537	$1,414,900	$928,309	$1,277,946
2021	$595,857	$216,400	$572,579	$952,036
2020	$580,343	$267,973	$62,962	$375,332
a.The amounts deducted or added in calculating the equity award adjustments are set forth below. Columns reporting fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year and value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation are omitted, because they are not applicable.

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs	Average Change in Fair Value of Equity Awards Granted and Vested in the same Covered Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs	Total - Average Inclusion of Equity Values for Non-PEO NEOs

2022	$724,856	$(7,629)	$40,000	$171,082	$928,309
2021	$139,200	$118,139	$93,300	$221,940	$572,579
2020	$55,536	$(17,090)	$170,481	$(145,965)	$62,962
5.Cumulative TSR is calculated by dividing the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. TSR is determined based on the value of an initial fixed investment of $100.
6.The peer group used for this purpose is the Nasdaq Telecommunications index.
7.The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.
8.Adjusted EBITDA is a non-GAAP measure defined as earnings before interest, income taxes, depreciation, amortization, accretion and derivative (gains)/losses. Adjusted EBITDA excludes non-cash compensation expense, reduction in the value of assets, foreign exchange (gains)/losses, and certain other non-cash or non-recurring charges as applicable. We have determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

32 / Globalstar Proxy Statement 2023

Executive Officers and Compensation /
Description of Relationship Between Compensation Actually Paid to the PEO and Average of Compensation Actually Paid to Non-PEOs and Company Cumulative Total Shareholder Return (TSR)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the our cumulative TSR for the three most recently completed fiscal years.

Globalstar Proxy Statement 2023 / 33

/ Executive Officers and Compensation
Description of Relationship Between Compensation Actually Paid to the PEO and Average of Compensation Actually Paid to Non-PEO NEOs and Company Net Loss
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Loss during the three most recently completed fiscal years.

34 / Globalstar Proxy Statement 2023

Executive Officers and Compensation /
Description of Relationship Between Compensation Actually Paid to the PEO and Average of Compensation Actually Paid to Non-PEO NEOs and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Adjusted EBITDA for the three most recently completed fiscal years. As described above, Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation, amortization, accretion and derivative (gains)/losses. Adjusted EBITDA excludes non-cash compensation expense, reduction in the value of assets, foreign exchange (gains)/losses, and certain other non-cash or non-recurring charges as applicable. We have determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. Under the Company’s annual bonus plan, which is designed to reward NEOs’ efforts to meet and exceed the Company's financial performance goals, the Company used Adjusted EBITDA when determining the bonus pool available for distribution to the NEOs during the fiscal year. As described in more detail in the section “Executive Officers and Compensation – Compensation Discussion and Analysis,” for each 1% of Adjusted EBITDA above or below the plan year target Adjusted EBITDA, adjustments are made to either increase or decrease the bonus distribution.

Globalstar Proxy Statement 2023 / 35

/ Executive Officers and Compensation
Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the Nasdaq Telecommunications Index over the same period.
Tabular List of Most Important Financial Performance Measures
The following table presents the financial and non-financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2022 to Company performance. The measures in this table are not ranked. Adjusted EBITDA was the sole financial performance measure that is used by the Company to link compensation actually paid to the NEOs, for the most recently completed fiscal year, to company performance.
The Company also used non-financial performance measures (i.e., performance measures other than those that fall within the definition of financial performance measures) to link compensation actually paid to the NEOs, for the most recently completed fiscal year, to company performance. The Company determined that specific goal achievements and individual performance achievements, both non-financial performance measures, are among its three most important performance measures.

Most Important Financial Performance Measures	Nature	Explanation

Adjusted EBITDA	Financial measure
A non-GAAP measure defined as earnings before interest, income taxes, depreciation, amortization, accretion and derivative (gains)/losses. Adjusted EBITDA excludes non-cash compensation expense, reduction in the value of assets, foreign exchange (gains)/losses, and certain other non-cash or non-recurring charges as applicable.

Specific Goal Achievements	Financial measure	Obtaining predetermined financial goals or benchmarks for individual NEOs.
Performance Achievements	Non-financial measure	Obtaining predetermined non-financial goals or benchmarks for individual NEOs.

36 / Globalstar Proxy Statement 2023

Executive Officers and Compensation /
2022 Pay Ratio
The Dodd-Frank Act requires that we disclose the ratio of annual total compensation of Mr. Kagan, our CEO, to the annual total compensation of the median employee of Globalstar.
For 2022, the total compensation for the median employee of Globalstar was $92,989. Mr. Kagan’s compensation from Globalstar, based on his total compensation as CEO, was $1,892,167 and, as such, the ratio is 1 to 20.
The median employee was identified by reviewing the total cash base salary for all Globalstar employees, including its consolidated subsidiaries, on December 31, 2022. As of this date, we employed 328 individuals in 14 countries. Any salaries denominated in foreign currencies were translated to U.S. dollars at the corresponding exchange rate as of March 9, 2023. All of the Company's full-time and part-time employees were included in the calculation and adjustments were made to annualize cash compensation for any employees not employed by Globalstar for the entire year. Mr. Kagan was excluded from the calculation of median employee for purposes of this determination.
After identifying the median employee based on the criteria described above, the total compensation for this employee was calculated using the same methodology that was used in the 2022 Summary Compensation Table. Total compensation during 2022 for this employee includes base salary, accrued vacation as of December 31, 2022, matching contributions to the Company's 401(k) plan and premiums paid by Globalstar for life insurance. This employee was not granted a cash bonus or any equity awards during 2022.
As a global telecommunications company, our workforce is diverse from full-time engineers and technical experts to part-time hourly customer care personnel.

Globalstar Proxy Statement 2023 / 37

/ Executive Officers and Compensation

Approval of Entry into Thermo Guaranty
On February 27, 2023, the Company and its partner under the Partnership Agreements (the “Partner”) agreed to amend its previously disclosed Partnership Agreements to provide for, among other things, the Partner’s prepayment of $252 million to the Company (the “Prepayment”). The Company plans to use the proceeds of the Prepayment to pay amounts due under its previously disclosed Satellite Procurement Agreement (the “SPA”) with Macdonald, Dettwiler and Associates Corporation (“MDA”), as well as launch, insurance and ancillary costs incurred in connection with the construction and launch of these satellites. In connection with the foregoing, Thermo Funding II, LLC, a Thermo controlled affiliate, entered into a Secured Guaranty with the Partner directly, whereby Thermo agreed to guaranty to the Partner the Company’s Prepayment and certain other obligations related to the Partnership Agreements and the SPA (the “Guaranteed Obligations”). These agreements also provide for Thermo to guaranty these obligations directly in favor of the Company subject to, among other things, the approval of our stockholders other than Thermo. Accordingly, the Company proposes to enter into the Guaranty with Thermo, substantially in the form included in Appendix A attached hereto (the “Thermo Guaranty”). As previously disclosed, Mr. Monroe, our Executive Chairman and largest beneficial owner, controls Thermo.
Under the Thermo Guaranty, Thermo is obligated directly to the Company to make payments in respect of the Guaranteed Obligations if the Company fails to pay or otherwise does not make payment in respect of the Guaranteed Obligations to the Partner or MDA. Thermo is also required to comply with certain covenants, which include advancing funds to the Company to allow it to maintain compliance with its minimum liquidity covenant and maintenance of a minimum asset level in excess of the obligations guaranteed by Thermo. In the event Thermo is required to pay amounts to the Company in respect of the Guaranteed Obligations (each such amount, a “Guaranty Payment”), the Company will issue a number of shares of the Company’s common stock to Thermo equal to (i) the amount of the Guaranty Payment multiplied by (ii) the average of the five (5) trailing volume-weighted average prices of the common stock for the trading days immediately preceding the date of such Guaranty Payment.
As consideration for Thermo guaranteeing the Guaranteed Obligations, the Company will issue to Thermo warrants to purchase 10,000,000 shares of the Company’s common stock (the “Warrants”) at an exercise price equal to the greater of (i) $2.00 and (ii) the closing price of the common stock on the trading day immediately preceding the date of stockholder approval of the Thermo Guaranty, substantially in the form included in Appendix A hereto. 5,000,000 Warrants vest immediately upon effectiveness of the Thermo Guaranty, and the remaining 5,000,000 Warrants vest if and when Thermo advances aggregate funds of $25,000,000 or more to the Company or a permitted third party pursuant to the terms of the Thermo Guaranty. The Warrants expire five (5) years after the date of issuance.
The Thermo Guaranty, the Warrants and the related transactions between the Company and Thermo were negotiated, reviewed and approved by a special committee of independent directors constituted by our Strategic Review Committee and represented by independent counsel.
Vote Required to Approve the Thermo Guaranty
Because the Thermo Guaranty and the Warrants provide for a transaction between Thermo, on one hand, and the Company, on the other, which has a value greater than $5 million, as determined by the Company’s Strategic Review Committee, it is a Related Party Transaction under our Certificate of Incorporation. Under our Certificate of Incorporation, Related Party Transactions must be approved by the affirmative vote of a majority of shares of common stock of the Company owned by stockholders other than Thermo and voting affirmatively or negatively on the matter.
Accordingly, the affirmative vote of the holders of a majority of the shares of common stock other than Thermo represented, in person or by proxy, and entitled to vote at the meeting is required to approve this Proposal No. 5. Thermo is not eligible to vote on Proposal No. 5.

Proposal Five / The Strategic Review Committee of the and the Board recommend that stockholders vote FOR the approval of the Thermo Guaranty

38 / Globalstar Proxy Statement 2023

Security Ownership of Principal Stockholders and Management /
Security Ownership of Principal Stockholders and Management
The following table shows (i) the number of shares of common stock beneficially owned as of the Record Date by each director and nominee for director, by each current executive officer, and by all directors, nominees, and current executive officers as a group and (ii) all the persons who were known to be beneficial owners of five percent or more of our common stock, our only voting securities, on May 1, 2023 based upon * shares of common stock outstanding as of that date. Holders of our common stock are entitled to one vote per share.

	Amount and Nature of Beneficial Ownership
	Common Stock
Name of Beneficial Owner(1)	Shares	Percent of Class

James Monroe III(2) FL Investment Holdings, LLC Thermo Funding Company, LLC Thermo Funding II LLC Globalstar Satellite, L.P. Monroe Irr. Educational Trust	1,078,157,992	59%
Timothy E. Taylor(3) Thermo Investments III LLC	14,938,402	*
James F. Lynch(4) Thermo Investments II LLC	13,939,603	*
David B. Kagan(5)	3,988,266	*
L. Barbee Ponder(6)	1,861,906	*
William A. Hasler(7)	1,823,467	*
Rebecca S. Clary(8)	1,151,438	*
Michael J. Lovett(9)	888,466	*
Keith O. Cowan(9)	876,467	*
Benjamin G. Wolff(9)	862,669	*
All directors and current executive officers as a group (10 persons)(1)(2)(3)(4)(5)(6)(7)(8)(9)	1,118,488,676	62%
*Less than 1% of outstanding shares.
1.“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. Stock is “beneficially owned” if a person has or shares the power (a) to vote or direct its vote or (b) to sell or direct its sale, even if the person has no financial interest in the stock. Also, stock that a person has the right to acquire, such as through the exercise of options or warrants, within sixty (60) days of the Record Date is considered to be “beneficially owned.” These shares are deemed to be outstanding and beneficially owned by the person holding the derivative security for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, each person has full voting and investment power over the stock listed.
2.The address of Mr. Monroe, FL Investment Holdings, LLC, Thermo Funding, LLC, Thermo Funding II LLC, Globalstar Satellite, L.P., Monroe Irr. Educational Trust, James Monroe III Grantor Trust and Thermo Investments LP is 1735 Nineteenth Street, Denver, CO 80202. This number

Globalstar Proxy Statement 2023 / 39

/ Security Ownership of Principal Stockholders and Management
includes 640,750 shares held by FL Investment Holdings, LLC, 197,139,972 held by Thermo Funding Company, LLC, 875,540,711 shares held by Thermo Funding II LLC, 100,000 shares held by Thermo Properties II, LLC, 618,558 shares held by Globalstar Satellite, L.P. 3,000,000 held by the Monroe Irr. Educational Trust, 29,334 held by James Monroe III Grantor Trust and 200,200 held by Thermo Investments LP. Mr. Monroe controls, either directly or indirectly, each of FL Investment Holdings, Thermo Funding Company, LLC, Thermo Funding II LLC, Globalstar Satellite, L.P. Monroe Irr. Educational Trust, James Monroe III Grantor Trust and Thermo Investments LP, and, therefore, is deemed the beneficial owner of the common stock held by these entities. Mr. Monroe also individually owns 588,468 shares and may acquire 299,999 shares of common stock upon the exercise of currently exercisable stock options.
3.Includes 385,549 shares of common stock that he may acquire upon the exercise of currently exercisable stock options and 12,253,649 shares held by Thermo Investments III LLC.
4.Includes 799,999 shares of common stock that he may acquire upon the exercise of currently exercisable stock options and 12,371,136 shares held by Thermo Investments II LLC.
5.Includes 250,000 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
6.Includes 80,000 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
7.Includes 1,099,999 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
8.Includes 120,000 shares of common stock that she may acquire upon the exercise of currently exercisable stock options.
9.Includes 299,999 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of any class of our equity securities to file forms with the SEC reporting their ownership and any changes in their ownership of those securities. These persons also must provide us with copies of these forms when filed. Based on a review of copies of those forms, our records, and written representations from our directors and executive officers that no other reports were required, the following transaction was not reported timely due to an administrative delay: Ms. Clary had a stock award vesting that occurred on April 8, 2022; upon vesting, shares of Globalstar stock were withheld to cover taxes owed and were not reported until May 6, 2022. Other than this instance, we believe that we complied with all Section 16(a) filing requirements during 2022.

40 / Globalstar Proxy Statement 2023

Related Person Transactions /
Related Person Transactions
Review of Transactions
The Board has adopted a Related Person Transactions Policy with respect to transactions in which we participate and related persons have a material interest. Related persons include our executive officers, directors, director nominees, beneficial owners of 5% or more of our common stock and immediate family members of these persons. The policy considers and approves or disapproves related person transactions pursuant Item 404 of Regulation S-K. Certain related person transactions have been deemed pre-approved by the Audit Committee and do not require any other approval under the policy. If an Audit Committee member or his or her family member is involved in a related person transaction, the member will not participate in the approval or ratification of the transaction. In instances where it is not practicable or desirable to wait until the next meeting of the Audit Committee for review of a related person transaction, the policy grants to the Chair of the Audit Committee (or, if the Chair or his or her family member is involved in the related person transaction, any other member of the Audit Committee) delegated authority to act between Audit Committee meetings for these purposes. A report of any action taken pursuant to delegated authority must be made at the next Audit Committee meeting.
For the Audit Committee to approve a related person transaction, it must be satisfied that it has been fully informed of the interests, relationships and actual or potential conflicts present in the transaction and must believe that the transaction is fair to us. The Audit Committee also must believe, if necessary, that we have developed a plan to manage any actual or potential conflicts of interest. The Audit Committee may ratify a related person transaction that did not receive pre-approval if it determines that there is a compelling business or legal reason for the Company to continue with the transaction, the transaction is fair to the Company and the failure to comply with the policy's pre-approval requirements was not due to fraud or deceit.
Our Certificate of Incorporation and Bylaws provide that as long as Thermo and its affiliates beneficially own at least 45% of the Company’s Common Stock, subject to certain exceptions, approval by a majority of shares held by stockholders other than Thermo and its affiliates is required for any related-party transaction between the Company and Thermo and its affiliates. Certain related party transactions involving Thermo and its affiliates are also subject to review by the Strategic Review Committee or to the approval of our shareholders. Please see “Strategic Review Committee” under the heading “Information about the Board and Its Committees" above.
Reportable Related Party Transactions and Compensation Committee Interlocks and Insider Participation
Services Provided by Thermo.
We have an understanding with Thermo that we will reimburse Thermo for expenses incurred by Messrs. Monroe, Lynch and Taylor and any other Thermo employee in connection with their services to us, including third-party out-of-pocket temporary living expenses while at our offices or traveling on our business (with no mark-up). For the year ended December 31, 2022, we recorded approximately $34,000 for general and administrative expenses incurred by Thermo on our behalf. We also recorded approximately $188,000 for services provided to us by an officer of Thermo that was accounted for as a non-cash contribution to capital and paid approximately $514,000 for services provided by other consultants and Thermo employees.
We have a lease agreement with Thermo Covington, LLC for our headquarters office. Annual lease payments for the location started at $1.4 million per year, increasing at a rate of 2.5% per year, for a lease term of ten years. For the year ended December 31, 2022, we recorded $1.6 million in lease cost due to Thermo under this lease agreement.
No other fees, except those described above or under “Director Compensation,” are paid to Thermo or its employees for services.

Globalstar Proxy Statement 2023 / 41

/ Related Person Transactions
Thermo Agreements.
In November 2019, the Company entered into the 2019 Facility Agreement. Thermo's participation in the 2019 Facility Agreement was $95.1 million. This principal balance earned paid-in-kind interest at a rate of 13% per annum. To fulfill its obligations under the Service Agreements, in November 2022, the Company entered into an exchange agreement with affiliates of Thermo and certain other Exchanging Lenders providing for the exchange of all the outstanding principal amount of, and accrued and unpaid interest on, the Exchanging Lenders’ loans under the 2019 Facility Agreement for shares of the Company's Series A Preferred Stock. The terms of the exchange agreement were reviewed and approved by the Company's Board of Directors and Audit Committee. Prior to the exchange, interest accrued since inception with respect to Thermo's portion of the debt outstanding on the 2019 Facility Agreement was approximately $44.6 million, of which $14.9 million was accrued during the twelve months ended December 31, 2022.
Also in connection with the Service Agreements, Partner and Thermo entered into a lock-up and right of first offer agreement that generally (i) requires Thermo to offer any shares of Globalstar common stock to Partner before transferring them to any other Person other than affiliates of Thermo and (ii) prohibits Thermo from transferring shares of Globalstar common stock if such transfer would cause Thermo to hold less than 51.00% of the outstanding common stock of the Company for a period of five years from the Service Launch in November 2022.
As further described under Proposal No. 5, amounts payable by the Company in connection with the 2023 Prepayment with Partner will be guaranteed by Thermo, subject to applicable shareholder approval. In addition, Thermo has agreed to provide support of certain of the Company’s obligations under the Service Agreements, the Satellite Procurement Agreement, and certain related contracts directly to the Partner.
Further discussion on other agreements we have with Thermo are disclosed in our Form 10-K for the fiscal year ended December 31, 2022.

42 / Globalstar Proxy Statement 2023

Other Information /
Other Information
Stockholder Proposals at the 2024 Annual Meeting
In order for any stockholder proposal to be eligible for inclusion in our proxy statement and on our proxy card for the 2024 Annual Meeting of Stockholders, it must be received at the address in the paragraph immediately following this one not later than December 8, 2023. The proxy card we distribute for the 2024 Annual Meeting of Stockholders may include discretionary authority to vote on any matter that is presented to stockholders at that meeting (other than by the Board) if we do not receive notice of the matter at this address by March 31, 2024.
Householding
Under SEC rules, only one annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, need be sent to any household at which two or more of our stockholders reside if they appear to be members of the same family and contrary instructions have not been received from an affected stockholder. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for us. Brokers with account holders who are our stockholders may be householding these materials. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or at any time in the future, you no longer wish to participate in householding and would like to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies of these documents at your address and would prefer that the communications be householded, you should contact us at investorrelations@globalstar.com or Globalstar, Inc., Attention: Investor Relations, 1351 Holiday Square Blvd., Covington, Louisiana 70433.
Requests for Certain Documents
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains annual, quarterly and current reports, proxy and information statements and other information that issuers (including Globalstar) file electronically with the SEC. Our electronic SEC filings are available to the public at the SEC’s internet site, www.sec.gov.
We make available free of charge financial information, news releases, SEC filings, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC, on our website at www.globalstar.com. The documents available on, and the contents of, our website are not incorporated by reference into this proxy statement. You may request a copy of these documents by contacting us by phone at (985) 335-1500 or by mail at Globalstar, Inc., Attention: Investor Relations, 1351 Holiday Square Blvd., Covington, Louisiana 70433.
By order of the Board of Directors,
Richard S. Roberts
Corporate Secretary
Covington, Louisiana
April 28, 2023

Globalstar Proxy Statement 2023 / 43
Certain portions of this document have been omitted and, where applicable, have been marked with “[*]” to indicate where omissions have been made. The marked information has been omitted because it is (i) not material and (ii) is the type that the registrant treats as private or confidential. Guaranty Guaranty (this “Guaranty”), dated as of [●], 2023, made by Thermo Funding II, LLC, a Colorado limited liability company, located at 1735 19 Street, #200, Denver, CO 80202 (“Thermo Funding”), in favor of Globalstar, Inc., a Delaware corporation located at 1351 Holiday Square Blvd. Covington, Louisiana 70433 (“Globalstar”), and, solely for the purposes of Sections 23 and 24, [*] (“[*]”). WHEREAS, reference is hereby made to (i) that certain Key Terms Agreement, dated as of October 21, 2019 (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and including all attachments, exhibits, SOWs, and other written agreements thereunder, the “KTA”), between [*] and Globalstar and (ii) that certain 2023 Prepayment Agreement, dated February 27, 2023 (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof, collectively, the “2023 Prepayment Agreement”), between [*] and Globalstar. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the KTA or the 2023 Prepayment Agreement, as applicable. WHEREAS, reference is hereby made to that certain Secured Guaranty, dated as February 27, 2023, made by Thermo Funding in favor of [*] (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Partner Guaranty’”), whereby Thermo Funding agreed to guaranty the Guaranteed Obligations (as such term is defined in the Partner Guaranty) (the “Partner Guaranteed Obligations”); WHEREAS, as required by Globalstar’s Third Amended and Restated Certificate of Incorporation, a majority of Globalstar’s stockholders not affiliated with Thermo Funding and Globalstar’s Strategic Review Committee have each approved this Guaranty and the transactions contemplated hereby; WHEREAS, on the terms and subject to the conditions hereof, Thermo Funding has agreed to guarantee the payment when due and payable by Globalstar of the following obligations: (i) repayment of all funds advanced by [*] pursuant to and in accordance with the 2023 Prepayment Agreement; and (ii) payment obligations of Globalstar under the Satellite Procurement Agreement (GINC-220210), dated as of February 22, 2022, between Globalstar and Macdonald, Dettwiler and Associates Corporation (“MDA”), the Side Letter to Satellite Purchase Agreement, dated as of February 22, 2022, among Globalstar, [*], and MDA, and any other agreement entered into by Globalstar in connection with the procurement, transportation, and launch of such satellites (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof, collectively, the “MDA Satellites Agreements”); and WHEREAS, in consideration of Thermo Funding’s foregoing guaranty, Globalstar has agreed to issue to Thermo Funding under certain circumstances shares of Globalstar’s Common Stock, par value $0.0001 (the “Common Stock”), on the terms and subject to the conditions set forth herein. NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to Thermo Funding, the receipt and sufficiency of which are hereby acknowledged, Thermo Funding, Globalstar and, solely for the purposes of Section 23 and 24, [*], hereby agree as follows: 1. Guaranty (a) 2023 Prepayment Agreement. Thermo Funding hereby absolutely, unconditionally and irrevocably, as a primary obligor and not merely as a surety, guarantees to Globalstar the prompt payment, in full, when due (whether at stated maturity, by acceleration or otherwise), by Globalstar and its successors and assigns, of all obligations of Globalstar to [*] in connection with the 2023 Prepayment Agreement, and including the obligations of Globalstar to [*] thereunder in respect of the Prepayment Balance (as defined therein) and any damages that may arise as a result of Globalstar’s breach of any term of the 2023 Prepayment Agreement (including any interest, fees, costs or charges that would accrue but for the provisions of the US Federal Bankruptcy Code, as amended or supplemented from time to time, in each case on the terms and subject

Page 2 of 12 to the conditions of the 2023 Prepayment Agreement). (b) MDA Satellites. Thermo Funding hereby absolutely, unconditionally and irrevocably, as a primary obligor and not merely as a surety, guarantees to Globalstar the repayment, in full upon demand by [*], of any amounts paid by [*] to cure any default of Globalstar in the performance or punctual payment when due of all Globalstar payment obligations under the MDA Satellites Agreements. Thermo Funding hereby guarantees that if Globalstar does not make a payment within 5 Business Days as required under the MDA Satellites Agreements or any other such amount to fund Globalstar’s 50% share of the P2 Capex (as set out in the 2023 Prepayment Agreement) up to $252 million, as may be adjusted pursuant to the Supply Agreements; provided, that the $252 million shall be automatically adjusted upwards to an amount not to exceed $364.5 million when and if Globalstar enters into amendments to the MDA Satellites Agreements and/or other agreements related to P2 Capex that increase the total dollar amount of P2 Capex, then upon written notice by [*] to Thermo Funding of such failure to pay, Thermo Funding will make such payments either to Globalstar or directly to the P2 Capex vendor in 5 Business Days ((a)-(b), the “Guaranteed Obligations”). (c) Term; No Duplication. The foregoing guaranty of the Guaranteed Obligations shall terminate and be of no further force and effect upon the satisfaction of the Guaranteed Obligations, whether by either Globalstar, in accordance with the 2023 Prepayment Agreement and the MDA Satellites Agreements, Thermo in accordance with the terms hereof or the Partner Guaranty or otherwise, as the case may be. In the event Thermo Funding has made a payment pursuant to the Partner Guaranty in respect any of the Partner Guaranteed Obligations (a “Partner Payment”), Thermo Funding shall have no obligation to make any payment hereunder in respect of the Guaranteed Obligations to the extent such Partner Payment satisfies such Guaranteed Obligations. 2. Covenants. (a) Thermo Funding hereby agrees that within fifteen days of becoming aware of Globalstar’s cash balance falling below $30 million at the end of any calendar quarter as a result of Globalstar making payments in the ordinary course or in respect of P2 Capex or Recoupment obligations under the Prepayment Agreements, Thermo Funding will make a capital contribution to Globalstar of the amount necessary to bring Globalstar’s cash balance above such amount if Globalstar has not remedied the deficit by that time (the “Contribution Obligation”). Except as otherwise provided in the foregoing sentence, Thermo Funding shall have no Contribution Obligation in respect of any extraordinary or non-recurring payments of Globalstar. (b) Thermo Funding hereby covenants for the benefit of Globalstar that Thermo Funding will not pay any dividend or distribute, or transfer, any assets to any direct or indirect member, or any parent entity or other affiliate, of Thermo Funding if the effect of such dividend, distribution or transfer would cause Thermo Funding to fail to maintain the Minimum Asset Level as set forth under Section 3 hereof. 3. Minimum Asset Level. If at any time the market value of Thermo Funding’s assets minus its Indebtedness drops below 150% of the then-aggregate amount of the obligations guaranteed by Thermo Funding under Section 1 hereof (the “Minimum Asset Level”), then Thermo Funding will cause, within five Business Days, one or more affiliates to contribute Qualified Assets to Thermo Funding such that Thermo Funding maintains the Minimum Asset Level. “Qualified Assets” means any of: (i) Kinder Morgan Inc. (“KMI”) publicly-traded stock or other stock that is traded on a NYSE or Nasdaq market; (ii) cash; or (iii) another security acceptable to Globalstar. 4. Reimbursement of Guaranty Payments. (a) In the event Thermo Funding pays any amount in respect of the Guaranteed Obligations (each such amount, a “Guaranty Payment”), Globalstar shall issue on the applicable Guaranty Payment Date (as defined herein) a number of shares of the Common Stock to Thermo Funding equal to (i) the amount of the Guaranty Payment divided by (ii) the average of the five (5) trailing Daily VWAPs (as defined herein) ending on the Trading Day (as defined herein) immediately preceding such Guaranty Payment Date (as

Page 3 of 12 defined herein) (each, a “Stock Payment” and collectively, the “Stock Payments”). Once a Stock Payment has been made to Thermo Funding, Globalstar shall have no further obligation to Thermo Funding hereunder with respect to the applicable Guaranty Payment. (b) As of the date hereof and on each Guaranty Delivery Date, Thermo Funding hereby represents and warrants to, the Company as follows: (1) Thermo Funding (A) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits, risks and suitability of the transactions contemplated hereby, (B) is able to bear the risk of an entire loss of its investment in the Common Stock and (C) is consummating the transactions contemplated hereby with a full understanding of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks; (2) Thermo Funding is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Thermo Funding is acquiring the Common Stock solely for the its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Common Stock. Thermo Funding understands that the shares of Common Stock issued under this Guaranty have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of Thermo Funding and of the other representations made by Thermo Funding in this Guaranty. Thermo Funding understands that Globalstar is relying upon the representations and agreements contained in this Guaranty (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions. (3) Thermo Funding understands that the shares of the Common Stock issued hereunder are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that Thermo Funding may dispose of the shares of Common Stock issued hereunder only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act. Thermo Funding further acknowledges and agrees: (i) that Thermo Funding will not sell, assign, pledge, give, transfer, or otherwise dispose of any shares of the Common Stock issued hereunder or any interest therein, or make any offer or attempt to do any of the foregoing, unless the transaction is registered under the Securities Act and complies with the requirements of all applicable state securities laws, or the transaction is exempt from the registration provisions of the Securities Act and all applicable requirements of state securities laws; (ii) that any certificates representing the Securities will bear a legend making reference to the foregoing restrictions; and (iii) that the Globalstar and its affiliates shall not be required to give effect to any purported transfer of such shares of Common Stock issued hereunder, except upon compliance with the foregoing restrictions. (c) Thermo Funding understands that each Stock Payment has been issued pursuant to an exemption from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, and, except as set forth below, the shares issued with respect to each Stock Payment shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates): THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. 5. Default. Thermo Funding will be in default under this Guaranty upon the occurrence of any of

Page 4 of 12 the following events or conditions (“Events of Default”): (i) if Thermo Funding becomes insolvent or makes an assignment for the benefit of creditors, or attempts to effect a composition with creditors or files a petition for bankruptcy, insolvency or reorganization, or for the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official, for itself or its property (or any substantial portion thereof), or has such petition filed against it; (ii) or the winding-up or liquidation of Thermo Funding or if Thermo Funding becomes unable, admits in writing its inability, or fails generally to pay its debts as they become due; (iii) if Thermo Funding fails to make any payment of any Guaranteed Obligations as and when due under this Guaranty and such failure is not cured within 5 Business Days, (iv) if Thermo Funding fails to duly observe, perform or comply with any covenant, condition or agreement contained in this Guaranty and such failure is not cured within 10 Business Days, or (v) if Thermo Funding fails to observe or perform any covenant, condition or agreement, applicable to Thermo Funding, contained in the 2023 Prepayment Agreement or the Supply and such failure is not cured with 10 Business Days, (vi) any representation or warranty made or deemed made under and in connection with this Guaranty, or any representation, warranty, statement or information contained in any report, certificate or other instrument or control agreement furnished in connection with or pursuant to this Guaranty, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished, (viii) if any provision of this Guaranty shall for any reason (other than pursuant to the express terms hereof) cease to be valid and binding on or enforceable against Thermo Funding or Thermo Funding shall so state in writing or bring an action to limit its obligations or liabilities hereunder. 6. Remedies. (a) During the continuance of an Event of Default, Globalstar may exercise any or all rights and remedies described in this Section 6. All rights, powers, privileges and remedies of Globalstar and Globalstar shall be cumulative. No delay, failure or discontinuance of Globalstar in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Globalstar of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. (b) Equitable Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Guaranty were not performed in accordance with its specific terms or were otherwise breached and further agree that Globalstar shall be entitled to seek an injunction, specific performance and other equitable relief against Thermo Funding to prevent breaches of this Guaranty and to enforce specifically the terms and provisions hereof, in addition to any other remedy (subject to the limitations herein) to which it is entitled at law or in equity, and shall not be required to provide any bond or other security in connection with any such order or injunction. Thermo Funding further agrees not to oppose the granting of any such injunction, specific performance, and other equitable relief on the basis that (i) Globalstar has an adequate remedy at law or (ii) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity. (c) Statute of Limitations. Until all Guaranteed Obligations shall have been paid in full, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Globalstar hereunder shall continue to exist and may be exercised by Globalstar at any time and from time to time irrespective of the fact that the Guaranteed Obligations or any part thereof may have become barred by any statute of limitations, or that the personal liability of Thermo Funding may have ceased, unless such liability shall have ceased due to the payment in full of all Guaranteed Obligations secured hereunder 7. Waivers. (a) The liability of Thermo Funding under this Guaranty is absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Globalstar under the 2023 Prepayment Agreement, the Supply Agreements, this Guaranty or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of any

Page 5 of 12 of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Thermo Funding (except for the defense of payment in full or performance). (b) THERMO FUNDING WAIVES ITS RIGHTS, IF ANY, TO NOTICE OF ANY ACTIONS, AND ITS OBLIGATIONS THEREUNDER SHALL NOT BE IMPAIRED IN ANY MANNER WHATSOEVER BY ANY: (i) amendments, extensions, modifications, renewals or waivers of default as to any existing or future Agreements or obligations of the Assignee or third parties with or to Globalstar; (ii) extensions of credit by [*] to Globalstar; (iii) adjustments, compromises or releases of any obligations of Globalstar, Thermo Funding or any other parties, or exchanges, releases or sales of any security of the Globalstar, Thermo Funding or any other parties; (iv) falsity, incorrectness, invalidity or unenforceability, or any reason, of any instrument, or acts or omissions by Globalstar; (v) composition, extensions, moratoria or other relief granted to Globalstar pursuant to applicable law; (vi) interruptions in the business relationship between Globalstar; (vii) any of the acts mentioned in any of the 2023 Prepayment Agreement, the Supply Agreements or any other agreement or instrument referred to herein or therein shall be done or omitted; (viii) any other person shall become a guarantor of the Guaranteed Obligations; (ix) any other guarantor shall be released; or (x) other reason. (c) Thermo Funding agrees that, at any time and from time to time, without notice to or further consent of Thermo Funding, Globalstar may enter into an agreement for the extension, renewal, payment, compromise, discharge or release under the 2023 Prepayment Agreement or the Supply Agreement, in whole or in part, or for any modification of the 2023 Prepayment Agreement or the Supply Agreement without in any way impairing or affecting Thermo Funding’s Guaranteed Obligations under this Guaranty. Thermo Funding agrees that the Guaranteed Obligations of Thermo Funding hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of Globalstar to assert any claim or demand or to enforce any right or remedy against Globalstar or any other person interested in the transactions contemplated hereby; (ii) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the 2023 Prepayment Agreement or the Supply Agreements made in accordance with the terms thereof; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Globalstar or any other person interested in the transactions contemplated hereby; (iv) the existence of any claim, set-off or other right which Thermo Funding may have at any time against Globalstar, whether relating to, arising out of or in connection with the Guaranteed Obligations or otherwise; (v) the adequacy of any other means Globalstar may have of obtaining repayment of any of the Guaranteed Obligations; (vi) the existence of any other guaranty or security or any payment on, or in reduction of, any such other guaranty or security, (vii) any invalidity, irregularity, avoidability, or unenforceability of all or any part of the Guaranteed Obligations; and (viii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any guarantor or surety. (d) To the fullest extent permitted by applicable law, Thermo Funding hereby expressly waives any and all rights or defenses arising by reason of any applicable law which would otherwise require any election of remedies by Globalstar. Thermo Funding waives promptness, diligence, notice of the acceptance of this Guaranty and of the Guaranteed Obligations, presentment, demand for payment, notice of non- performance, default, dishonor and protest, notice of any Guaranteed Obligations incurred and all other notices of any kind (except for notices to be provided pursuant to this Guaranty), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar applicable law now or hereafter in effect, any right to require the marshalling of assets of Globalstar or any other person interested in the transactions contemplated hereby, all suretyship defenses generally (other than fraud or willful misconduct by Globalstar or any of its affiliates), and any requirement that Globalstar exhaust any right, power or remedy or proceed against Globalstar under the 2023 Prepayment Agreement or the Supply Agreements or any other agreements or instrument referred to herein or therein, or against any other person under any other guaranty of, or security for, Globalstar obligations under the 2023 Prepayment Agreement or the Supply Agreements. Thermo Funding waives any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the obligations owed by Globalstar to [*] under the 2023 Prepayment Agreement or the Supply Agreements. Thermo Funding assumes all responsibility for being and keeping itself informed of its own and Globalstar’s financial condition and assets and of all other circumstances bearing upon the risk of non-payment of the

Page 6 of 12 Guaranteed Obligations and the nature and scope of the Guaranteed Obligations, and agrees that Globalstar shall have no duty to advise Thermo Funding of information known to Globalstar regarding such circumstances or risks (e) THERMO FUNDING WAIVES NOTICE OF GLOBALSTAR’S ACCEPTANCE HEREOF, OR DEFAULT AND NON-PAYMENT BY GLOBALSTAR (OR ANY OTHER PARTIES), OF PRESENTMENT, PROTEST AND DEMAND, AND OF ALL OTHER MATTERS OF WHICH THE UNDERSIGNED OTHERWISE MIGHT BE ENTITLED. (f) Thermo Funding further waives and agrees not to assert or claim at any time any deductions of the amount guaranteed under this Guaranty for any claim of setoff, counterclaim, counter demand, recoupment or similar right, whether such claim, demand or right may be asserted by Thermo Funding, Globalstar, or both. Thermo Funding further waives, to the fullest extent permitted by law (i) any right or defense arising by reason of any claim or defense based upon an election of remedies by Globalstar, including any defense based upon an impairment or elimination of Thermo Funding 's rights of subrogation, reimbursement, contribution, or indemnity of Thermo Funding against any sureties (if any) and (ii) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. (g) No failure on the part of Globalstar to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Globalstar of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder except as explicitly set forth herein, in the KTA or in the 2023 Prepayment Agreement. Subject to the terms, conditions and limitations hereof, the KTA and the 2023 Prepayment Agreement, each and every right, remedy and power hereby granted to Globalstar or allowed to it by applicable law shall be cumulative and not exclusive of any other, and may be exercised by Globalstar at any time or from time to time. 8. Knowledge of Waivers. Thermo Funding warrants and agrees that the waivers set forth in this Guaranty are made with its full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any waiver is determined to be contrary to public policy, such waiver shall be effective only to the extent permitted by public policy. THERMO FUNDING ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF INDEPENDENT COUNSEL IN THE REVIEW AND EXECUTION OF THIS GUARANTY. Thermo Funding agrees that it is sophisticated and knowledgeable in the matters contained in this Guaranty and has acted in its own self-interest in negotiating this Guaranty. Thermo Funding has been represented by legal counsel and therefore, this Guaranty shall not be interpreted or construed against Globalstar because Globalstar or any attorney or representative for Globalstar drafted or participated in the drafting of this Guaranty. 9. Reinstatement. The obligations of Thermo Funding under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Globalstar or Thermo Funding in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. Thermo Funding agrees that it will indemnify Globalstar on demand for all reasonable and documented costs and expenses (including reasonable and documented fees of counsel) incurred in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law. 10. Nature of Guaranteed Obligations. Globalstar shall not be obligated to file any claim relating to any Guaranteed Obligation in the event that Globalstar becomes subject to a bankruptcy, reorganization, or similar proceeding, and the failure of Globalstar to so file shall not affect Thermo Funding’s Guaranteed Obligations hereunder. This Guaranty is an unconditional guarantee of payment and of performance and not of collection. 11. General Representations and Warranties. Each of Globalstar and Thermo Funding hereby represents and warrants to such other party hereto that:

Page 7 of 12 (a) it is a validly existing entity in good standing under its jurisdiction of organization; it has the power and authority to execute, deliver and perform its obligations under this Guaranty; the execution, delivery and performance of this Guaranty have been duly authorized by all necessary action and do not contravene any provision of such party’s charter, operating agreement or similar organizational documents or any applicable law or material contract binding on such party or its assets; (b) all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental entity necessary for the due execution, delivery and performance of this Guaranty by such party have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental entity or regulatory body is required in connection with the execution, delivery or performance of this Guaranty; (c) assuming the due execution and delivery of this Guaranty by such other party hereto, this Guaranty constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar applicable laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (d) Thermo Funding has the financial capacity to pay and perform the Guaranteed Obligations, and all funds necessary for Thermo Funding to fulfill its obligations under this Guaranty are and shall be available to Thermo Funding (or its permitted assignee pursuant to Section 12 of this Guaranty) for so long as this Guaranty shall remain in effect in accordance with Section 14 of this Guaranty. On a quarterly basis, Thermo Funding shall deliver to Globalstar copies of its financial statements. (e) the issuance of the shares of Common Stock hereunder has been duly authorized and, when issued and delivered in accordance with the terms of this Guaranty, the shares of the Common Stock issuable hereunder shall be validly issued, fully paid and non-assessable and free and clear of all liens with respect to the issuance thereof. 12. Assignment. Neither Thermo Funding nor Globalstar may assign its respective rights, interests or obligations under this Guaranty to any other person (except by operation of law) without the prior written consent of Globalstar (in the case of an assignment by Thermo Funding) or Thermo Funding (in the case of an assignment by Globalstar); provided that any such permitted assignment shall not relieve Thermo Funding of its obligations under this Guaranty. Any purported assignment in violation of this Section shall be null and void ab initio. 13. Notices. All notices, requests, demands and other communications under or relating to this Guaranty must be in writing, are deemed to make a party “aware” for all purposes herein, and will be deemed given (a) when delivered personally, by hand (with written confirmation of receipt), (b) when sent by facsimile or email (with written confirmation of transmission), (c) one Business Day following the day sent by reputable, internationally recognized overnight courier (with written confirmation of receipt), or (d) upon receipt of confirmation of delivery when sent by registered or certified mail (return receipt requested), postage prepaid, in each case to the parties at the following addresses or facsimile numbers (or at such other address for a party as such party specifies by like notice given to the other parties hereto pursuant to this provision): If to Thermo Funding: Thermo Funding II, LLC 1735 19th Street, #200 Denver, CO 80202 Attention: James Monroe III and Timothy Taylor Email: jay@thermoco.com and tim@thermoco.com If to Globalstar Globalstar, Inc. 1351 Holiday Square Blvd Covington, LA Attention: Rebecca Clary Email: rebecca.clary@globalstar.com

Page 8 of 12 If to [*]: [*] [*] [*] [*] [*] with a copy (which shall not constitute notice) to: Weil, Gotshal & Manges, LLP 767 Fifth Avenue New York, NY 10153 Attention: Charan Sandhu Email: charan.sandhu@weil.com 14. Continuing Obligations. Unless terminated earlier pursuant to Section 1(c) hereof, this Guaranty shall remain in full force and effect and shall be binding on Thermo Funding, its successors and permitted assigns until the Guaranteed Obligations are indefeasibly paid, observed, performed or satisfied in full. Thermo Funding may not delegate its duties hereunder. The obligations of Thermo Funding hereunder are joint and several as to any other person responsible for the Guaranteed Obligations. 15. Governing Law; Jurisdiction and Forum. This Guaranty (including, without limitation, the validity, construction, effect or performance hereof and any remedies hereunder or related hereto) and all claims, obligations, liabilities, causes of action, or proceedings (in each case, whether at law or in equity, and whether sounding in contract, tort, statute or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Guaranty, or the negotiation, execution, performance, or breach (whether willful, intentional, unintentional or otherwise) of this Guaranty, including, without limitation, any representation or warranty made or alleged to be made in, in connection with, or as an inducement to, this Guaranty (each of such above-described legal, equitable or other theories or sources of liability, a “Claim”) shall be governed by the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York. Each of the parties hereto (for itself and on behalf of its successors and permitted assigns and any person claiming by, through or on behalf of any of them) irrevocably agrees that any permitted Claim shall be brought exclusively in the state and federal courts located in the City, County and State of New York. Each of the parties hereto (for itself and on behalf of its successors and permitted assigns and any person claiming by, through or on behalf of any of them) irrevocably and unconditionally submits to the exclusive jurisdiction of such courts in any such action, agrees to take any and all future action necessary to submit to the jurisdiction of such courts, waives and agrees not to assert (by way of motion, as a defense, counterclaim or otherwise) any objection it may now or hereafter have to venue or to convenience of forum (including: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by applicable law any claim that: (i) the suit, action or proceeding in such court is brought in an inconvenient forum; (ii) the venue of such suit, action or proceeding is improper; or (iii) this Guaranty, or the subject matter hereof, may not be enforced in or by such courts), and agrees that all Claims shall be heard and determined only in any such court and covenants and agrees not to bring any Claim in any other court. The parties hereto agree that any of them may file a copy of this Section 15 with any court as written evidence of the knowing, voluntary and bargained Guaranty between the parties hereto irrevocably to waive any objections to venue or to convenience of forum. Each of the parties hereto irrevocably consents to the service of process out of the above-described courts in any permitted Claim in accordance with Section 13 hereof. Nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable law.

Page 9 of 12 16. Costs to Enforce. Thermo Funding agrees to pay any of Globalstar’s reasonable and documented attorneys’ fees and expenses, regardless whether a lawsuit is filed or not, including reasonable and documented attorneys’ fees and expenses in enforcing this Guaranty or in bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals, incurred by Globalstar to enforce the 2023 Prepayment Agreement, the Supply Agreements or this Guaranty or any amounts due under the 2023 Prepayment Agreement, the Supply Agreements or Guaranty. 17. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONTEMPLATED BY SECTION 15 HEREOF. Each party certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered and understands the implications of this waiver, (c) such party makes this waiver voluntarily and (d) such party has been induced to enter into this Guaranty by, among other things, the mutual waivers and certifications in this Section. 18. Indemnity. THIS SHALL BE A “CONTINUING GUARANTY” AND INDEMNITY UNDER WHICH THERMO FUNDING AGREES TO GUARANTEE THE FULL AND PUNCTUAL PAYMENT, PERFORMANCE AND SATISFACTION OF THE GUARANTEED OBLIGATIONS. In addition, Thermo Funding shall indemnify, hold harmless, and, upon Globalstar’s request, defend Globalstar, and its respective directors, officers, employees, and agents from and against all claims, liabilities, actions, demands, settlements, damages, costs, fees, and losses of any type, including reasonable attorneys’ and professionals’ fees and costs, arising in whole or in part from third party claims in connection with any material breach by Thermo Funding of the provisions of this Guaranty. 19. Entire Guaranty. This Guaranty constitutes the entire guaranty between Thermo Funding and Globalstar with respect to Guaranteed Obligations and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among the parties hereto. For the avoidance of doubt, this Guaranty shall not supersede or in any way affect Thermo Funding’s obligations set forth in the Partner Guaranty or any other written agreement between the parties. All parties hereto acknowledge that each party and its counsel have participated in the drafting and negotiation of this Guaranty and that any rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guaranty. 20. Counterparts. This Guaranty may be executed and delivered (including by facsimile transmission or via portable document format (.pdf) or similar electronic means) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to any document to be signed in connection with this Guaranty and the transactions contemplated hereby shall be deemed to include any electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record, and deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar State laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require Globalstar to accept electronic signatures in any form or format without its prior written consent. 21. Amendments and Waivers. No amendment, waiver, supplement or modification of any provision of this Guaranty will be valid and binding unless it is in writing and signed, in the case of an amendment, supplement or modification, by Thermo Funding and Globalstar or, in the case of waiver, by the party or parties against whom the waiver is to be effective. No waiver by any party hereto of any breach or violation of, or default under, this Guaranty, whether intentional or not, will be deemed to extend to any prior

Page 10 of 12 or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Subject to the terms hereof, no delay or omission on the part of any party hereto in exercising any right, power or remedy under this Guaranty will operate as a waiver thereof. 22. Severability. Any term or provision of this Guaranty that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. 23. Third-Party Beneficiary; No Other Third-Party Beneficiaries. Thermo Funding and Globalstar hereby agree that [*] is an express third-party beneficiary to this Guaranty, with the right to enforce any failure on the part of Thermo Funding to satisfy the Guaranteed Obligations when they are due and payable. Other than [*], the parties hereto agree that their respective representations, warranties, Agreements and covenants set forth herein are solely for the benefit of the other parties hereto and their respective successors and permitted assigns, in accordance with and subject to the terms of this Guaranty, and this Guaranty is not intended to, and does not, confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies under this Guaranty. 24. Confidentiality. This Guaranty shall be treated as strictly confidential by the parties hereto and is being provided to Globalstar solely in connection with the transactions contemplated hereby, by the KTA and the MDA Satellite Agreements and by the 2023 Prepayment Agreement. If either Thermo Funding or Globalstar determines in good faith after consultation with counsel that disclosure of this Guaranty or matters set forth herein is required by law due to the fact that Globalstar is a publicly reporting company, Globalstar or Thermo Funding, as the case may be, (a) shall give [*] notice of such requirement prior to any such disclosure; (b) shall use all reasonable efforts to obtain confidential treatment of all such information; and (c) shall allow [*] a reasonable opportunity to propose redactions of sensitive information prior to any disclosure. If Globalstar complies with the foregoing, it may disclose such information solely to the extent Globalstar or Thermo Funding, as the case may be, after consultation with counsel that such disclosure is required by law. 25. Defined Terms. As used in this Guaranty, the following terms shall have the meanings specified below. “Daily VWAP” means for any Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GSAT &lt;EQUITY&gt; VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of the Company’s common stock on such Trading Day, determined, using a volume- weighted average price method, by a nationally recognized independent investment banking firm selected by Globalstar). “GAAP” means generally accepted accounting principles in the United States in effect and applicable to the accounting period in respect of which reference to GAAP is made. “Guaranty Payment Date” means any date on which Thermo Funding is required to make a cash payment to Globalstar in consideration of the Guaranteed Obligations. “Indebtedness” means, as applied to any person means, without duplication: (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to capital leases to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such person prepared in accordance with GAAP; (iii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of a person prepared in accordance with GAAP; (iv) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis); and (v) the guarantee by such person of the indebtedness of another; provided, however, that this Guaranty

Page 11 of 12 and the Partner Guaranty shall not be included in the calculation of Thermo Funding’s Indebtedness for any purpose hereunder. “Trading Day” means any day on which trading in the Common Stock generally occurs on the NYSE American (or such other principal national or regional stock exchange on which the Common Stock may be listed at such time). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session “UCC” means the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction. 26. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein or therein), (b) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used herein shall be construed to refer to this Guaranty in its entirety and not to any particular provision hereof, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. [Signature page follows.]

Page 12 of 12 IN WITNESS WHEREOF, each of the parties has duly executed and delivered this Guaranty through its undersigned designee duly authorized to be effective as of the date first above written. THERMO FUNDING II, LLC By: Name: James Monroe III Title: Manager GLOBALSTAR, INC. By: Name: Title: Solely for the purposes of Section 23 and 24, [*] By: Name: Title:
NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. COMMON STOCK PURCHASE WARRANT GLOBALSTAR, INC. Warrant Shares: 10,000,000 Original Issue Date: [●], 2023 THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, Thermo Funding II, LLC (the “Initial Holder”), or its permitted successors and assigns (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, including any vesting conditions, at any time on or after the Original Issue Date and on or prior to the close of business on [●], 2028 [To be the 5-year anniversary of the Original Issue Date.] (the “Termination Date”) but not thereafter, to subscribe for and purchase from GLOBALSTAR, INC., a Delaware corporation (the “Company”), up to 10,000,000 shares of Common Stock (subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one Warrant Share under this Warrant shall be equal to the Exercise Price. This Warrant is issued pursuant to, and in consideration of the Initial Holder’s obligations under, the Guaranty, dated as of the Original Issue Date, made by the Initial Holder in favor of the Company and such other parties from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”). Section 1. Definitions. (a) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Guaranty. (b) Except as otherwise defined herein or in the Guaranty, the following terms have the respective meanings set forth below: “Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 2 hereof, multiplied by (b) the Exercise Price in effect as of the Exercise Date in accordance with the terms of this Warrant. “Board” means the board of directors of the Company. “Certificate of Incorporation” means the Third Amended and Restated Certificate of the Incorporation of the Company, as it may be amended, restated, supplemented or otherwise modified from time to time. “Change of Control” means the occurrence of any of the following (i) the consolidation or merger of the Company with or into another Person that is not the Initial Holder or any of its affiliates, (ii) the sale of all or substantially all of the Company’s assets to another Person that is not the Initial Holder or any of

2 its affiliates or (iii) the acquisition by a Person other than the Initial Holder or any of its affiliates of more than 50% of the then outstanding Common Stock. “Common Stock” means shares of the Company’s Common Stock, par value $0.0001. “Convertible Securities” means any securities (directly or indirectly) convertible into or exercisable or exchangeable for Common Stock. “Daily VWAP” means for any Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GSAT &lt;EQUITY&gt; VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). “Original Issue Date” means [●], 2023. “Trading Day” means any day on which trading in the Common Stock generally occurs on the NYSE American (or such other principal national or regional stock exchange on which the Common Stock may be listed at such time). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session. “Vesting Termination Date” shall mean the earlier of (i) [●], 2028 [To be the 5-year anniversary of the Original Issue Date.] and (ii) the date on which the Company shall undergo a Change of Control. “Vesting Trigger Date” means the date on which the Initial Holder has advanced aggregate funds of Twenty Five Million Dollars ($25,000,000.00) or more to the Company or a permitted third party pursuant to the terms of the Guaranty. Section 2. Exercise; Vesting. (a) Exercise; Vesting. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, (i) at any time or times on or after the Original Issue Date, with respect to the first Five Million (5,000,000) of the Warrant Shares and (ii) if the Vesting Termination Date has not occured at any time on or after the Vesting Trigger Date, with respect to any Warrant Shares in excess of the initial Five Million (5,000,000) Warrant Shares, and, in each case, prior to the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile (or other electronic method) copy of the Notice of Exercise Form attached hereto as Exhibit A. Within two (2) Business Days following the date of exercise as aforesaid, the Holder shall deliver the Aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary (although the Holder may surrender this Warrant to, and receive a replacement Warrant from, the Company), the Holder shall not be required to physically surrender this Warrant to the Company. After the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full, this Warrant will be deemed cancelled. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of

3 Exercise Form within one (1) Business Day of delivery of such notice. The Holder by acceptance of this Warrant, acknowledges and agrees that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. (b) Exercise Price. The initial exercise price per share of the Common Stock under this Warrant (the “Exercise Price”) shall be the greater of (i) $2.00 and (ii) the average of the five (5) trailing Daily VWAPs ending on the Trading Day immediately preceding immediately preceding the first date on which the Guaranty has been approved by Company’s stockholders in the manner required by the Certificate of Incorporation, subject to adjustment as provided herein. (c) Mechanics of Exercise. (i) Delivery of Warrant Shares Upon Exercise. Warrant Shares purchased hereunder shall be transmitted to the Holder by the Holder’s transfer agent by crediting the account of the Holder’s broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system, there is an effective registration statement registering the resale of the Warrant Shares by the Holder, or otherwise by notation of electronic book entry (including any notation of restrictive legend) in the records of the Company’s transfer agent as specified by the Holder in the Notice of Exercise by the date that is two (2) Business Days after the latest of: (y) the delivery to the Company of the Notice of Exercise; and (z) payment of the Aggregate Exercise Price as set forth above (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date this Warrant has been exercised, with payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(c)(iv) prior to the issuance of such shares, having been paid. (ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant. (iii) Rescission Rights. If the Company fails to issue and deliver the Warrant Shares to the Holder by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise. (iv) Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares including any charges of any clearing firm, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit B duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. (v) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof. (d) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

4 Section 3. Certain Adjustments. The number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 3 (in each case, after taking into consideration any prior adjustments pursuant to this Section 3). (a) Adjustment to Exercise Price and Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 3(a) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective. (b) Adjustment to Exercise Price and Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 3(a)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each vested Warrant, and if the Vesting Termination Date has not occurred, each unvested warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 3 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Warrant Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction). The provisions of this Section 3(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant

5 and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. (c) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding. (d) Notice to Holder. (i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly email to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment. The Holder may supply an email address to the Company and change such address. (ii) Notice to Allow Exercise by Holder. If: (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any Change in Control, any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities; or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall deliver to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating: (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined; or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to email such notice or any defect therein or in the emailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein. Section 4. Transfer; Representations of Holder. (a) Transferability. Subject to compliance with any applicable securities laws, this Warrant is transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form of the Assignment Form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer; provided, however, the Initial Holder may not transfer any purchase rights subject to vesting under clause 2(a)(ii) until on or after the Guaranty Advance Date. As a condition to the effectiveness of any transfer or assignment, any subsequent Holder shall be required to make all representations and warranties and agree to all limitations on transfer set forth under this Warrant and the Guaranty to the Company in a writing acceptable to the

6 Company. Further, the Company may require any Holder and proposed transferee or assignee to provide documentation sufficient to confirm such proposed transfer complies with such restrictions, including, without limitation, an opinion from counsel as to the lawfulness of such transfer or assignment, as a condition to the effectiveness of such transfer or assignment. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued. (b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for this Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto. (c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. (d) Representations by the Holder. As of the Original Issuance and on any day Warrant Shares are delivered, the Holder hereby represents and warrants to, the Company as follows: (i) the Holder is acquiring this Warrant and any Warrant Shares issuable upon exercise of this Warrant, for its own account and not with a view to or for distributing or reselling this Warrant or the Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act. Further, the Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act (ii) the Holder understands that this Warrant and any Warrant Shares issuable upon the exercise of this Warrant have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Holder and of the other representations made by the Holder hereunder. The Holder understands that the Company is relying upon the representations and agreements contained in this Guaranty (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions. (iii) the Holder understands that this Warrant and any Warrant Shares issuable upon the exercise of this Warrant are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that the Holder may dispose of this Warrant and any Warrant Shares issuable upon the exercise of this Warrant only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act. The Holder further acknowledges and agrees: (i) that it will not sell, assign, pledge, give, transfer, or otherwise dispose of this Warrant, any Warrant Shares issuable upon the exercise

7 of this Warrant or any interest therein, or make any offer or attempt to do any of the foregoing, unless the transaction is registered under the Securities Act and complies with the requirements of all applicable state securities laws, or the transaction is exempt from the registration provisions of the Securities Act and all applicable requirements of state securities laws; (ii) that any certificates representing such securities will bear a legend making reference to the foregoing restrictions; and (iii) that the Company and its affiliates shall not be required to give effect to any purported transfer of such securities, except upon compliance with the foregoing restrictions. Section 5. Non-circumvention. The Company hereby covenants and agrees that the Company will not by any action, including, without limitation, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company: (i) shall not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value; (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant; and (iii) shall use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant. Section 6. Miscellaneous. (a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof other than as explicitly set forth in Section 3. (b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate. (c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day. (d) Authorized Shares and Listing. The Company covenants that, during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock, free of preemptive rights, a sufficient number of shares to satisfy the exercise of any then exercisable Warrant Shares issuable hereunder. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates or make other necessary instructions for the issuance of the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take such commercially reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any trading market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created

8 by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall use commercially reasonable efforts to obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof. The Company shall promptly secure the listing of the Warrant Shares issuable upon exercise of this Warrant on the market or exchange on which the Common Shares are traded or listed, if any, and shall maintain, so long as any other Common Shares shall be so traded or listed, such listing of all Warrant Shares from time to time issuable upon the exercise of this Warrant. (e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York. (f) Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of New York, in each case located in the city of New York City, borough of Manhattan, and County of New York, exclusively. (g) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, may have restrictions upon resale imposed by state and federal securities laws. (h) Non-waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Second Lien Financing Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder. (i) Notices. All notices, requests, demands and other communications under or relating to this Guaranty must be in writing, are deemed to make a party “aware” for all purposes herein, and will be deemed given (a) when delivered personally, by hand (with written confirmation of receipt), (b) when sent by facsimile or email (with written confirmation of transmission), (c) one Business Day following the day sent by reputable, internationally recognized overnight courier (with written confirmation of receipt), or (d) upon receipt of confirmation of delivery when sent by registered or certified mail (return receipt requested), postage prepaid, in each case to the parties at the following addresses or facsimile numbers (or at such other address for a party as such party specifies by like notice given to the other parties hereto pursuant to this provision):

9 If to the Initial Holder: Thermo Funding II, LLC 1735 19th Street, #200 Denver, CO 80202 Attention: James Monroe III and Timothy Taylor Email: jay@thermoco.com and tim@thermoco.com If to the Company Globalstar, Inc. 1351 Holiday Square Blvd Covington, LA Attention: Rebecca Clary Email: rebecca.clary@globalstar.com (j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. (k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate or that there is no irreparable harm and not to require the posting of a bond or other security. (l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares. (m) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder. (n) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant. [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT] IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated. GLOBALSTAR, INC. By:__________________________________________ Name: Title: THERMO FUNDING II, LLC By: Name: James Monroe III Title: Manager

A-1 EXHIBIT A NOTICE OF EXERCISE TO: GLOBALSTAR, INC. (1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any. (2) Payment shall take the form of lawful money of the United States. (3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below: _______________________________ The Warrant Shares shall be delivered to the following DWAC Account Number or by notation of electronic book entry in the records of the Company’s transfer agent to: _______________________________ _______________________________ _______________________________ [SIGNATURE OF HOLDER] Name of Investing Individual: Signature: ________________________________________________ Date: ____________________________________________________

A-2 EXHIBIT B ASSIGNMENT FORM (To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.) _____________________ FOR VALUE RECEIVED, [all][_______] of the rights to purchase Warrant Shares under the foregoing Warrant and all other rights evidenced thereby are hereby assigned to _______________________________________________ whose address is _______________________________________________________________ _______________________________________________________________ Dated: ______________, _______ In connection with any transfer or exchange of any of the Warrant, the undersigned confirms that such Warrant (or portion thereof) is being transferred: CHECK ONE BOX BELOW: &#0; (1) to the Company; &#0; (2) pursuant to an effective registration statement under the Securities Act of 1933; &#0; (3) to a person who the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that is purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in compliance with Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; &#0; (4) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; &#0; (5) to an affiliate of the Holder for no consideration; or &#0; (6) pursuant to another available exemption from the registration requirements of the Securities Act of 1933. Unless one of the boxes is checked, the Company will refuse to register any of the foregoing Warrant in the name of any person other than the Holder, and the Company may require, prior to registering any such transfer of the Warrant, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144.

A-3 Holder’s Signature: _____________________________ Holder’s Address: _____________________________ _____________________________ NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D95548-P85624 Nominees: 2. Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 3. Approve the compensation of the Company’s named executive officers. 4. Approve the frequency with which shareholders will be provided an advisory vote on the compensation of the Company’s named executive officers. 5. Approve the entry into the Guaranty with Thermo. 1. Election of Class B Directors For Against Abstain For Against Abstain For Against Abstain ! !! ! !! GLOBALSTAR, INC. GLOBALSTAR, INC. 1351 HOLIDAY SQUARE BLVD. COVINGTON, LA 70433 1b. Timothy E. Taylor 1a. James F. Lynch The Board of Directors recommends you vote FOR the following: The BOARD recommends you vote 3 YEARS on the following proposal: The Board of Directors recommends you vote FOR the following: 3 Years1 Year 2 Years Abstain ! !!! ! !! ! !! ! !! VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 26, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 26, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D95549-P85624 GLOBALSTAR, INC. Annual Meeting of Stockholders June 27, 2023 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Rebecca S. Clary and James S. Seese, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GLOBALSTAR, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, CDT on June 27, 2023, at GLOBALSTAR, INC., 1351 Holiday Square Blvd., Covington, LA 70433, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side